Exhibit I-2

(English Language Translation)

Rule 802 Legend

This share exchange is made for the securities of a Japanese company. The share exchange is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since the issuer is located in Japan, and some or all of its officers and directors are residents of Japan. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. Furthermore, it may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the acquirer may purchase securities otherwise than under the share exchange, such as in open market or privately negotiated purchases.

Securities Code 2355

December 6, 2011

To the Shareholders:

1-1 Ichigaya-Honmuracho, Shinjuku-ku, Tokyo
SBI Net Systems Co., Ltd.

Representative Director and President:	Masaaki Uchiyama

Convocation Notice for the Extraordinary Shareholders Meeting

We would like to express our thanks for your loyal patronage.

We hereby notify you that the extraordinary shareholders meeting will be held as follows, and we request your attendance.

Since you may exercise your voting rights in writing, if you are unable to attend on the day of the meeting, please study the reference materials for shareholders meeting set forth herein. After indicating your approval or disapproval of the resolution on the enclosed voting rights proxy form, please return it so that it arrives no later than 6:00 PM, Tuesday, December 20, 2011.

Further Details:

1.	Date and Time:	10:00 AM, Wednesday, December 21, 2011

2.	Location:	4-1 Ichigaya-Honmuracho, Shinjuku-ku, Tokyo Hotel Grand Hill Ichigaya, 2nd Floor, “Shirakaba Higashi” Room (See “Access to the Meeting Room” set out at the end of this document.)

3.	Purpose of Meeting:

	Resolution	Approval of the Share Exchange Agreement with SBI Holdings, Inc.

End

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1.	If you attend the meeting, please submit the enclosed voting rights proxy form at the meeting place reception desk.
2.	You may exercise your voting rights by proxy only if you delegate your voting rights to a single proxy who is a shareholder of the Company and who has his or her own voting rights.
3.	Any revisions made to the reference materials for shareholders meeting will be posted to the Company’s website (URL: http://sbins.co.jp).

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Reference Materials for Shareholders Meeting

Resolution and Reference Information

Proposed Resolution: Approval of a Share Exchange Agreement by and between the Company and SBI Holdings

The Boards of Directors of the Company and SBI Holdings, Inc. (“SBI Holdings”) adopted resolutions on October 26, 2011 to carry out a share exchange with SBI Holdings becoming the wholly-owing parent of the Company and the Company becoming a wholly-owned subsidiary of SBI Holdings through (the “Share Exchange”), and the two firms executed a Share Exchange Agreement (the “Share Exchange Agreement”).

Accordingly, the Company asks for your approval of the Share Exchange Agreement.

The Share Exchange is scheduled to take effect on February 1, 2012. In accordance with Article 796, Paragraph 3 of the Companies Act, SBI Holdings plans to effect the Share Exchange without seeking approval at shareholders meetings.

If the resolution is approved, as of February 1, 2012, the day that the Share Exchange takes effect, SBI Holdings will become the wholly-owing parent of the Company. The Company will become a wholly-owned subsidiary of SBI Holdings, and its shares will be delisted on January 27, 2012 (the final trading date will be January 26, 2012).

1.	Purpose of the Share Exchange

Since the Company became a subsidiary of SBI Holdings in March 2008, our synergy with the SBI Group has strengthened and our scope of business has expanded from the information security business to the system development business, with a focus on financial services.

As a result, the volume of contracted development work, particularly financial services outsourced by the SBI Group, as well as operation and maintenance work has been rising and the percentage of net sales accounted for by such work has been increasing year by year.

In order to utilize the Company’s strengths and provide services with even greater added value in the future, the Company has come to recognize that it is necessary to intensify cooperation with the SBI Group, which possesses diverse management resources relating to financial services and the Internet.

Also, SBI Holdings converted SBI VeriTrans Co., Ltd. into a wholly-owned subsidiary in August 2011, and has otherwise moved forward with reorganization of the SBI Group, with the aim of creating additional synergies within the Group and maximizing its corporate value.

Under these circumstances, the Company determined that the prompt and efficient incorporation of its system development know-how into the SBI group through managerial integration from the conversion of the Company to a wholly-owned subsidiary and working as an integral unit with SBI Holdings on the development of business in Japan and overseas other countries would lead to greater synergy effects and enhance profitability; and this, in turn, will maximize the corporate value of the SBI group and be in the best interests of both companies’ shareholders, customers, trading partners, and other stakeholders.

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2.	Outline of the Share Exchange Agreement

The share exchange agreement entered into by and between SBI Holdings, Inc. and the Company as of October 26, 2011 is as follows:

Share Exchange Agreement (copy)

This SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into by and between SBI Holdings, Inc. (“SBI Holdings”) and SBI Net Systems Co., Ltd. (“SBI Net Systems”) as of October 26, 2011.

Article 1 (Share Exchange)

1.	Pursuant to the provisions of this Agreement, SBI Holdings and SBI Net Systems shall carry out a share exchange (the “Share Exchange”) between themselves.

2.	The share exchange wholly-owning parent company and the share exchange wholly-owned subsidiary in the Share Exchange are as follows:

(1)	Share exchange wholly-owning parent company: SBI Holdings

Trade name: SBI Holdings, Inc.

Address: 1-6-1 Roppongi, Minato-ku, Tokyo

(2)	Share exchange wholly-owned subsidiary: SBI Net Systems

Trade name: SBI Net Systems Co., Ltd.

Address: 1-1 Ichigaya-honmuracho, Shinjuku-ku, Tokyo

Article 2 (Shares to be Delivered in the Share Exchange)

1.	In the implementation of the Share Exchange, SBI Holdings shall deliver to the shareholders of SBI Net Systems (excluding SBI Holdings) stated or recorded in the SBI Net Systems shareholder register as of the time immediately prior to the Share Exchange coming into effect (the “Time of Record”) (hereinafter, “Shareholder(s) Subject to Allocation”), the number of shares of SBI Holdings common stock that is equal to the total number of shares of SBI Net Systems common stock owned by Shareholders Subject to Allocation multiplied by 1.25, in exchange for their shares of SBI Net Systems common stock, by disposing of SBI Holdings common stock for treasury up to the number of 74,621 shares and by newly issuing shares of SBI Holdings common stock for the remaining number of shares (if any).

2.	In the implementation of the Share Exchange, SBI Holdings shall allocate to each Shareholder Subject to Allocation shares of SBI Holdings common stock at the rate of 1.25 shares of SBI Holdings common stock for every one share of SBI Net Systems common stock.

3.	If there are any fractional shares of less than one share in the number of shares of SBI Holdings common stock that must be delivered to Shareholders Subject to Allocation pursuant to the preceding two paragraphs, in accordance with the provisions of Article 234 of the Companies Act and other relevant laws and regulations, SBI Holdings shall sell the number of shares of SBI Holdings common stock that is equivalent to the sum of such fractions (if the sum contains a fraction of less than one, such fraction shall be rounded off), and deliver the proceeds of the sale to such shareholders in proportion to the fractions attributed to them.

Article 3 (Matters regarding Amounts of Capital and Reserves)

The amounts of capital and reserves of SBI Holdings to be increased through the Share Exchange are as follows:

(1)	Capital: No increase in the amount of the capital.

(2)	Capital reserves: An amount to be determined by SBI Holdings in accordance with Article 39, Paragraph 2 of the Ordinance on Company Accounting.

(3)	Other capital surplus: An amount to be determined by SBI Holdings in accordance with Article 39, Paragraph 2 of the Ordinance on Company Accounting.

(4)	Retained earnings reserves: No increase in the amount of the retained earnings reserves.

(5)	Other retained earnings surplus: No increase in the amount of the other retained earnings surplus.

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Article 4 (Effective Date)

The day on which the Share Exchange comes into effect (the “Effective Date”) shall be February 1, 2012; provided, however, that if necessary due to procedural requirements with respect to the Share Exchange or other reasons, the Effective Date may be changed upon consultations and a written agreement by and between SBI Holdings and SBI Net Systems.

Article 5 (Shareholders Meeting for Approval of Share Exchange Agreement)

1.	SBI Net Systems shall hold a shareholders meeting on or before December 30, 2011 and seek resolutions approving this Agreement and matters necessary for the Share Exchange; provided, however, that if necessary due to procedural requirements with respect to the Share Exchange or other reasons, the date of the meeting may be changed upon consultations and a written agreement by and between SBI Holdings and SBI Net Systems.

2.	Pursuant to the provisions of Article 796, Paragraph 3 of the Companies Act, SBI Holdings shall carry out the Share Exchange without obtaining approval of this Agreement by its shareholders meeting as stipulated in Article 795, Paragraph 1 of the Companies Act; provided, however, that if pursuant to the provisions of Article 796, Paragraph 4 of the Companies Act, the approval of this Agreement by a shareholders meeting of SBI Holdings becomes necessary, SBI Holdings shall hold a shareholders meeting on or before the day immediately preceding the Effective Date to seek resolutions approving this Agreement and matters necessary for the Share Exchange.

Article 6 (Management of Company Assets)

1.	Unless otherwise provided herein, during the period between the execution of this Agreement and the Effective Date, SBI Holdings and SBI Net Systems shall carry out their respective business operations and manage their respective assets with the due care of a good manager, and except in a case where merger, share exchange, company split, or other organizational restructuring is to be implemented at SBI Holdings or SBI Net Systems using simplified restructuring procedures pursuant to the Companies Act, any act that may have a material impact on their assets or rights and obligations shall be implemented upon prior consultations and agreement by and between SBI Holdings and SBI Net Systems.

2.	Except in cases where dividends are to be paid upon consultations and agreement by and between SBI Holdings and SBI Net Systems pursuant to the preceding paragraph, after the execution of this Agreement, SBI Holdings and SBI Net Systems shall not make any distribution of dividends of surplus where the relevant record date is any date prior to the Effective Date.

3.	Pursuant to a resolution of a board of directors meeting held on or before the day immediately preceding the Effective Date, SBI Net Systems shall cancel all treasury shares which SBI Net Systems owns as of the date hereof and all treasury shares which SBI Net Systems will own by the Time of Record (including those to be acquired upon the share purchase demand made by dissenting shareholders in connection with the Share Exchange).

Article 7 (Changes to Conditions of Share Exchange and Termination of this Agreement)

1.	If during the period between the execution of this Agreement and the Effective Date, (i) a material change occurs in the assets or financial conditions of SBI Holdings or SBI Net Systems due to natural disaster or other events, (ii) a situation arises that will be a material impediment to the implementation of the Share Exchange, or (iii) attaining the objectives of this Agreement otherwise becomes infeasible, SBI Holdings or SBI Net Systems, as the case may be, shall immediately notify the other party, and upon consultations and a written agreement by and between themselves, SBI Holdings and SBI Net Systems may change the terms and conditions of the Share Exchange or terminate this Agreement and abort the Share Exchange.

2.	If pursuant to the provisions of Article 796, Paragraph 4 of the Companies Act, approval of this Agreement by a shareholders meeting of SBI Holdings becomes necessary, notwithstanding the proviso of Article 5, Paragraph 2, upon consultations and a written agreement by and between SBI Holdings and SBI Net Systems, SBI Holdings and SBI Net Systems may change the terms and conditions of the Share Exchange or terminate this Agreement and abort the Share Exchange.

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Article 8 (Invalidation of this Agreement)

This Agreement shall become invalid if (i) resolutions approving this Agreement and matters necessary for the Share Exchange are not passed at a shareholders meeting of SBI Holdings or SBI Net Systems as provided in Article 5 (in the case of SBI Holdings, limited to cases which fall under the proviso of Article 5, Paragraph 2), (ii) approval by competent governmental agencies or financial instruments exchanges or other procedures required by laws and regulations for the Share Exchange to become effective fail to be obtained or completed, or (iii) this Agreement is terminated and the Share Exchange is aborted in accordance with the provisions of the paragraphs of the preceding article. In such cases, neither SBI Holdings nor SBI Net Systems may demand compensation for damage or any other compensation from the other party (excluding cases where there is willful misconduct or gross negligence on the part of the other party).

Article 9 (Taxes and Public Dues)

If by law or regulation any taxes or public dues are levied in relation to the Share Exchange, each party shall pay the taxes, etc. that such party is to bear in accordance with the relevant law or regulation.

Article 10 (Governing Law)

This Agreement shall be governed by and construed in accordance with the laws of Japan.

Article 11 (Matters not Stipulated Herein)

In addition to matters stipulated herein, matters not stipulated herein and other matters necessary for the Share Exchange shall be decided upon good faith consultations by and between SBI Holdings and SBI Net Systems in accordance with the intentions of this Agreement.

Article 12 (Jurisdiction)

The Tokyo District Court shall be the exclusive court of first instance with respect to any disputes relating to this Agreement.

[Remainder of this page left intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate by placing their signatures and seals thereon, and each party shall retain one copy of the originals.

October 26, 2011

SBI Holdings:

SBI Holdings, Inc.

1-6-1 Roppongi, Minato-ku, Tokyo

Yoshitaka Kitao, Representative Director

SBI Net Systems:

SBI Net Systems Co., Ltd.

1-1 Ichigaya-honmuracho, Shinjuku-ku, Tokyo

Masaaki Uchiyama, Representative Director

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3.	Matters Relating to Fairness of the Consideration for the Exchange

(1)	Matters Relating to Fairness of the Total Amount and Allocation of the Consideration for the Exchange

To ensure that the Share Exchange is fair and appropriate, the Company and SBI Holdings each appointed an independent, third-party valuation organization. SBI Holdings appointed KPMG FAS Co., Ltd., and the Company appointed Hibiya Kansa Hojin, and each requested that the respective valuation organizations determine an appropriate share exchange ratio and received reports on the results. The Company and SBI Holdings then conferred and negotiated in a careful manner based on the results of those determinations and agreed on the share exchange ratio.

The Company and SBI Holdings did not obtain fairness opinions from third-party valuation organizations concerning the fairness of the share exchange ratio.

Summary of the Valuations by the Third-Party Valuation Organizations

KPMG FAS Co., Ltd.

Because the Company’s shares are traded on the Tosho Mothers exchange and SBI Holdings shares are traded on the First Sections of the Tokyo Stock Exchange and the Osaka Securities Exchange and both have a market price, KPMG FAS Co., Ltd. performed calculations by using the market price analysis method with respect to the common stock of both companies. KPMG FAS Co., Ltd. also performed calculations using the discounted cash flow method (the “DCF Method”) to reflect future business activities of the Company.

The Company’s future profit plans, which served as an assumption in the calculations by KPMG FAS Co., Ltd. using the DCF Method, do not forecast major changes in profit.

With respect to the market price analysis method, KPMG FAS Co., Ltd. made calculations based on the average closing price and the volume weighted average price one month, three months, and six months before the calculation reference date (October 21, 2011). The share exchange ratios (i.e., the number of shares of SBI Holdings common stock to be allocated for each one share of the Company’s common stock) calculated by KPMG FAS Co., Ltd. using each of the above methods are set forth in the table below.

Calculation Method	Share Exchange Ratio Valuation Range
Market price analysis method	1.15 - 1.32
DCF Method	0.69 - 0.93

When calculating the share exchange ratios above, KPMG FAS Co., Ltd. used information provided by the Company and SBI Holdings and publicly-available information, assumed that the documents and information received were accurate and complete, and did not independently verify the accuracy or completeness of the documents and information. Further, KPMG FAS Co., Ltd. did not independently perform any valuation, appraisal, or assessment of the assets and liabilities (including off-book assets and liabilities and other contingent liabilities) of the Company, SBI Holdings, and their affiliates including analysis or valuation of individual assets or liabilities and did not request a third-party organization to perform such appraisal or assessment. Further, KPMG FAS Co., Ltd. worked under the assumption that the financial forecasts were produced in a reasonable manner using the best available information and judgments at the time the forecasts were made.

KPMG FAS Co., Ltd. prepared the share exchange ratio results as a third-party valuation organization for the purpose of submission to the SBI Holdings Board of Directors for its use as reference information when determining the share exchange ratio. The calculation results are not an expression of opinion by KPMG FAS Co., Ltd. concerning the fairness of the share exchange ratio.

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Hibiya Kansa Hojin

Because the Company’s shares are traded on the Tosho Mothers exchange and SBI Holdings shares are traded on the First Sections of the Tokyo Stock Exchange and the Osaka Securities Exchange and market price is a highly objective and convenient indicator of market trade environment, Hibiya Kansa Hojin performed calculations by using the market price analysis method with respect to the common stock of both companies. Hibiya Kansa Hojin also performed the calculations with respect to the Company by using the DCF Method to reflect future earning capacity and inherent nature of the company.

The Company’s future profit plans, which served as an assumption in the calculations by Hibiya Kansa Hojin using the DCF Method were performed, do not forecast major changes in profit.

With respect to the market price analysis method, the range of the stock value was determined based on the volume weighted average price for periods of one month, three months, and six months before the calculation reference date (October 21, 2011).

The share exchange ratios (i.e., the number of shares of SBI Holdings common stock to be allocated for each one share of the Company’s common stock) calculated by Hibiya Kansa Hojin using each of the above methods are set forth in the table below.

Calculation Method	Share Exchange Ratio Valuation Range
Market price analysis method	1.05 - 1.35
DCF Method	0.76 - 0.97

Hibiya Kansa Hojin calculated the share exchange ratios using information provided by the Company and SBI Holdings and publicly available information. The calculations were made based on limited materials and Hibiya Kansa Hojin makes no warranty in any respect regarding the authenticity, completeness, accuracy, and feasibility of those materials.

Hibiya Kansa Hojin did not conduct any due diligence (such as present and future industry analysis, market environment, and employee working conditions) or legal due diligence concerning the business of SBI Holdings and the Company.

Hibiya Kansa Hojin prepared the share exchange ratio results as a third-party valuation organization for the purpose of submission to the Company’s Board of Directors for its use when determining the share exchange ratio. The calculation results are not an expression of opinion by Hibiya Kansa Hojin concerning the fairness of the share exchange ratio.

Determinations by SBI Holdings and the Company

The Company and SBI Holdings carefully examined the share exchange ratio calculation results received from the third-party valuation organizations indicated above.

With respect to valuation method, because SBI Holdings shares are traded on the First Sections of the Tokyo Stock Exchange and the Osaka Securities Exchange and the Company’s shares are traded on the Tosho Mothers exchange, and therefore the corporate value of both companies is considered to be objectively reflected in their market prices, SBI Holdings determined that the most appropriate valuation method is the market price analysis method or other method that takes into consideration market prices.

Further, SBI Holdings conducted its investigations based on valuation results using the market price analysis method by the above third-party valuation organizations, took into comprehensive consideration recent stock prices of both companies, and reviewed the financial status, future outlooks and assets of both companies. As a result of careful consultations and negotiations with the Company, SBI Holdings determined that the share exchange ratio indicated below would be in the interests of SBI Holdings shareholders.

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Similarly, the Company determined with respect to valuation methods that it is appropriate to perform the calculations based on the market price analysis method because the Company’s shares are traded on the Tosho Mothers exchange and SBI Holdings shares are traded on the First Sections of the Tokyo Stock Exchange and the Osaka Securities Exchange. The Company comprehensively considered the financial status, financial forecasts, business environment, market price trends and other factors of both companies, making reference to the valuation results of the share exchange ratio submitted by the above third-party valuation organization, and carefully consulted and negotiated with SBI Holdings. As a result, the Company determined that the share exchange ratio indicated below would be fair and in the interests of the shareholders of the Company and reached agreement with SBI Holdings on the share exchange ratio.

On October 26, 2011, the respective Boards of Directors of the two companies adopted resolutions setting the share exchange ratio for the Share Exchange and executed the Share Exchange Agreement the same day.

Company	SBI Holdings (wholly-owning parent after share exchange)	The Company (wholly-owned subsidiary after share exchange)
Share exchange ratio	1	1.25

If any material changes in the various conditions that serve as the basis for the calculations occur, the share exchange ratio may be subject to modification through consultations by the two companies.

(2)	Reason for Selecting SBI Holdings Common Stock as the Consideration for the Exchange

SBI Holdings shares are traded on the First Sections of the Tokyo Stock Exchange and the Osaka Securities Exchange, and thus would be able to provide share liquidity to Company shareholders, and the corporate value of both the Company and SBI Holdings will increase as a result of the Share Exchange; for these and other reasons, if Company shareholders received SBI Holdings shares, they would be able to enjoy the benefits gained from integration effects in conjunction with the conversion of the Company into a wholly-owned subsidiary by virtue of the Share Exchange, thus protecting the interests of Company shareholders. In consideration of this, as well as the capital policies of the Group as a whole following the share exchange, the Company selected SBI Holdings shares as the consideration for the exchange.

(3)	Matters Taken to Hold Interest of Shareholders Harmless

(i)	Measures to Ensure Fairness

The Company is a consolidated subsidiary of SBI Holdings, and SBI Holdings already holds a 71.40% stake of the Company’s issued shares, so when considering the Share Exchange, to ensure that the share exchange ratio is fair and appropriate, each company appointed an independent, third-party valuation organization to calculate the share exchange ratio and received reports on the results. The two companies then conducted consultations and negotiations in a careful manner while making reference to the results of the valuations results and decided to implement the Share Exchange at the agreed share exchange ratio.

Further, when considering the Share Exchange, on October 26, 2011, the Company received an opinion letter from Mr. Mitsunori Sasaki, its outside corporate auditor (independent officer), who does not have any interests with controlling shareholders, to the effect that “the Share Exchange is not detrimental to the interests of minority shareholders.”

The Company and SBI Holdings have not obtained fairness opinions from third-party valuation organizations concerning the fairness of the share exchange ratio.

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(ii)	Measures to Avoid Potential Conflicts of Interest

The Company and SBI Holdings investigated and determined the share exchange ratio at their respective Boards of Directors meetings with their outside corporate auditors in attendance. To avoid potential conflicts of interest, SBI Holdings Director Mr. Yasutaro Sawada, who also serves as a director of the Company, did not participate in deliberations or votes concerning the Share Exchange at any Board of Directors meetings of SBI Holdings or the Company.

At the Company’s Board of Directors meeting on October 26, 2011, the Board adopted a resolution approving the Share Exchange by affirmative votes of all directors who participated in the deliberations and voted. All the corporate auditors in attendance at the deliberations expressed the opinion that they had no objection to the implementation of the Share Exchange by the Company.

(4)	Matters Relating to Appropriateness of Increases in SBI Holdings’ Capital and Reserves as a Result of the Share Exchange

The increases in SBI Holdings’ capital and reserves as a result of the Share Exchange are as set forth below.

(i)	Capital:	0 yen

(ii)	Capital reserves:	An amount determined by SBI Holdings in accordance with Article 39, Paragraph 2 of the Ordinance on Company Accounting.

(iii)	Other capital surplus:	An amount determined by SBI Holdings in accordance with Article 39, Paragraph 2 of the Ordinance on Company Accounting.

(iv)	Retained earnings reserves:	0 yen

(v)	Other retained earnings reserves:	0 yen

The above capital and reserve amounts are believed to be appropriate in light of laws and regulations and SBI Holdings’ capital policies.

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4.	Matters for Reference Concerning the Consideration for the Exchange

(1)	Articles of Incorporation of SBI Holdings

SBI HOLDINGS, INC.

ARTICLES OF INCORPORATION

CHAPTER I

GENERAL PROVISIONS

(Company Name)

Article 1	The name of the Company shall be SBI Holdings Kabushiki Kaisha, which is expressed in English as SBI Holdings, Inc.

(Purposes)

Article 2	The purpose of the Company shall be to engage in the following business activities:

1.	Consultation services regarding general business management and initial public offerings of shares;

2.	Acquisition, holding and investment regarding securities;

3.	Investment and management regarding the property of investment partnerships;

4.	Offering and sale of interests in property of investment partnerships, and handling thereof;

5.	Intermediary activities in connection with business transfers, sale and purchase of assets, capital participations, business alliances and mergers by companies;

6.	Intermediary, brokerage and agent business for sale and purchase, etc. of securities;

7.	Undertakings of appraisal and calculation, and investigations of credit standing in relation to investments or financing;

8.	Sale and purchase of securities, etc. (including sale and purchase of securities, securities index futures, trading of securities options and trading of overseas market securities futures);

9.	Credit-giving activities, such as financing, guarantees, and purchases of receivables, and intermediary activities therefor;

10.	Financial services;

11.	Management consultancy services for various relevant companies;

12.	Agency activities for non-life insurance and solicitation activities relating to life insurance;

13.	Fee-charging employment placement business;

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14.	Worker Dispatching Undertakings;

15.	Advertising business;

16.	Information providing business and information processing business;

17.	Sale and purchase, exchange, and borrowing and lending of real estate and intermediary activities therefor; and owning, administration and utilization of real estate;

18.	Development and maintenance of systems concerning online financial business;

19.	Mail order sales and intermediary activities for the provision of information;

20.	Marketing research, and the collection and analysis of various information;

21.	Planning, sale and purchase of information media for advertisements, and advertising agency business;

22.	Development, design, manufacture, rental, lease, sale, import and export of computers, and peripheral devices and software therefor;

23.	Production, publication and sale of various printed materials;

24.	Building lots and buildings transaction business pursuant to the Building Lots and Buildings Transaction Business Act;

25.	Owning, sale, purchase and undertakings of administration in relation to real estate, and real estate appraisal business;

26.	Real estate-related consultancy business;

27.	Research, planning, design, supervising and business plan preparation for real estate and construction projects; management concerning business operation; and consulting, contracting for work and undertakings therefor;

28.	Land development and creation;

29.	Building lot creation and allotment sale;

30.	Building lot development and creation business;

31.	Building design and supervising business;

32.	Surveying business;

33.	Investment business pursuant to the Real Estate Specified Joint Enterprise Act;

34.	Services of scrutiny, market research, material collection and provision of investment information regarding real estate and receivables secured by real estate, etc.;

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35.	Undertaking of administration work for receivables;

36.	Investment business;

37.	General lease business;

38.	Testing, and educational and training business regarding personnel development;

39.	Contracts for work of business processing, accounting processing, processing by electronic computer and various other industrial business processing;

40.	Currency exchange business;

41.	Internet-facilitated information providing services regarding housing loans and automobile loans, etc.;

42.	Internet-facilitated information search services regarding housing loans and automobile loans, etc.;

43.	Internet-facilitated acceptance of applications and brokerage services for contracts, and consulting services regarding housing loans and automobile loans, etc.;

44.	Document preparation business;

45.	Document delivery business;

46.	Services of providing computer systems to service providers who provide functions for application programs over the Internet;

47.	Services of providing functions for computer programs over the Internet;

48.	Development and sale of Internet-facilitated information systems;

49.	Calculation business;

50.	Sale and purchase of, and intermediary and management activities for, various memberships of golf clubs, gyms and resort condominiums, etc., discount coupons, air tickets, boarding tickets, and concerts and other entertainment tickets; and the issue and sale of prepaid cards;

51.	Collection, processing and sale of information;

52.	Development, operation, sale and management of information and telecommunication instruments and system software, and intermediary activities therefor;

53.	Research and planning for investment in shares, bonds and industrial development business;

54.	Intermediary activities concerning domestic and overseas investment;

55.	Consulting on (i) clerical mechanization and management rationalization, and (ii) efficient utilization of real estate;

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56.	Sale and purchase, commissioned sale, import and export of antiques;

57.	Call center operation;

58.	Collection, planning and sale of merchandising-related information and materials;

59.	Bank agency service;

60.	Travel business;

61.	Undertaking (i) the holding of international and domestic conferences, and (ii) the planning, preparation and operation of various other events;

62.	Holding of seminars and consultancy business regarding travel, tourism and culture;

63.	Sale and brokerage of goods regarding travel;

64.	Management of hotels, Japanese-style hotels, eating facilities, cafés and tourist facilities;

65.	Planning, preparation and consultancy business related to the development of tourist sites;

66.	Type I financial instruments business, type II financial instruments business, investment management business, investment advisory and agency business, and financial instruments intermediary service set out in the Financial Instruments and Exchange Act;

67.	Other than the businesses described in the preceding paragraph, businesses that may be conducted under the Financial Instruments and Exchange Act;

68.	Telecommunications business under the Telecommunications Business Law;

69.	Control and management of business activities of companies engaged in the following businesses and foreign companies engaged in equivalent businesses, through the acquisition or holding of their shares or interests:

(1) Intermediary activities in connection with business transfers, sale and purchase of assets, capital participations, business alliances and mergers by companies;

(2) Consultation services regarding general business management;

(3) Acquisition, holding, sale and purchase, investment and management regarding securities;

(4) Investment and management regarding the property of investment partnerships;

(5) Offering and sale of interests in property of investment partnerships, and handling thereof;

(6) Credit-giving activities, such as financing, guarantees, and purchases of receivables, and intermediary activities therefor;

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(7)	Accepting deposits or installment savings, making loans or discounting bills, and exchange transactions;

(8)	Businesses incidental to the banking business in the preceding item such as guarantee of debts or acceptance of bills;

(9)	Underwriting, dealing in public offering or secondary distribution, dealing in private placement, sale and purchase, and other businesses regarding securities such as national government bonds, municipal bonds, or government-guaranteed bonds;

(10)	Businesses that may be conducted by banks under the Banking Act, the Secured Bonds Trust Act or any other laws;

(11)	Agency activities for non-life insurance and solicitation activities relating to life insurance;

(12)	Type I financial instruments business, type II financial instruments business, investment management business, investment advisory and agency business, and financial instruments intermediary service set out in the Financial Instruments and Exchange Act;

(13)	Other than the businesses described in the preceding item, businesses that may be conducted under the Financial Instruments and Exchange Act;

(14)	Sale and purchase of, undertakings of sale and purchase transaction for, and brokerage activities regarding listed products on markets established by exchanges to which the Commodity Exchange Act applies;

(15)	Sale and purchase of, undertakings of sale and purchase transaction for, and brokerage, agent and intermediary activities relating to listed products on commodity markets established by overseas commodity exchanges;

(16)	Sale and purchase, import, and export of mineral resources such as precious metals, nonferrous metals and rare metals, and energy resources such as oil and natural gases, and raw materials such as farm products, livestock products, marine products, sugar, crude rubber and synthetic rubber, and brokerage, intermediacy and agent activities therefor;

(17)	Undertaking of clerical work regarding the lending of money and housing loans, and guarantee of debt;

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(18)	Owning, utilization, administration, lease, sale and purchase, exchange, intermediary activities and appraisal in relation to real estate, and undertakings thereof;

(19)	Business regarding real estate specified joint enterprise;

(20)	Creation, reclamation and dredging of land;

(21)	Designing, supervising, contracts for work, consulting and implementation of construction activities for civil engineering, building, interior decoration and landscaping, etc.;

(22)	Exhibition of model houses;

(23)	Planning, operation and undertaking of preparation of events, conferences and seminars;

(24)	Management of hotels, Japanese-style hotels, restaurants and cafés, and the owning, management, operation, and borrowing and lending of amusement facilities such as sporting facilities and recreation halls, etc.;

(25)	Sale and purchase of, undertakings of sale and purchase for, and intermediary activities for memberships regarding the use of hotels and sporting facilities, golf course memberships, and resort condominium memberships;

(26)	Information providing business and information processing business;

(27)	Marketing research, the collection and analysis of various information, and undertaking of calculation;

(28)	Undertaking of the reception and transmission of telephone signals;

(29)	Development, design, manufacture, sale, import and export of computers, and peripheral devices and software therefor; and provision of services and consultation on their utilization;

(30)	Undertaking public relations and information releases for company activities, and planning and preparation for internet websites;

(31)	Planning, sale and purchase of information media for advertisements, and advertising agency business;

(32)	Production, publication and sale of various printed materials;

(33)	Translation business;

(34)	Worker dispatching undertakings;

(35)	Mail order sales;

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(36)	Sale of daily necessities and miscellaneous goods, furniture, sports goods and gardening goods;

(37)	Sale of cigarettes, revenue stamps, stamps, foods, liquor and soft drinks;

(38)	Planning, production, operation and undertaking of various events;

(39)	Sale and purchase, commissioned sale, import and export of antiques;

(40)	Management, collection, and purchase of specified monetary claims;

(41)	Factoring services for non-specified monetary claims;

(42)	Money collection service;

(43)	Clerical work of the companies such as the companies that are engaged in purchasing of receivables;

(44)	Research, planning, design, supervising and business plan preparation for real estate and construction projects; management concerning business operation; and consulting, contracting for work and undertakings therefor;

(45)	Civil engineering and construction work business;

(46)	Land development and creation;

(47)	Building lot creation and allotment sale;

(48)	Building lot development and allotment sale;

(49)	Building design and supervising business;

(50)	Surveying business;

(51)	Services of scrutiny, market research, material collection and provision of investment information regarding real estate and receivables secured by real estate, etc.;

(52)	Production and distribution business of audio, video and films;

(53)	Planning and production of musical recordings; acquisition, transfer, lending, management and development of methods for utilization of property rights such as musical copyrights; and the planning and production of films;

(54)	Internet service provider business;

(55)	Product development, manufacture, wholesale, sale, import and export of health appliances, beauty equipment and athletic equipment, etc.;

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(56)	Research and development, manufacture, wholesale, sale, import and export of cosmetics, perfume, soap, hair-growth medicine, shampoo, conditioner and nutritional supplements;

(57)	Processing, wholesale, sale, import and export of gems and precious metal products;

(58)	Planning, development, manufacture, wholesale, sale, import and export of toys, dolls, stationery, clothing, fashion goods, textile products for clothing, key chains, musical instruments, stuffed animals, convenience goods, tableware and pottery;

(59)	Product planning for and manufacture of women’s wear, men’s wear, children’s wear and bags;

(60)	Planning and operation of gyms, esthetic salons and hair salons;

(61)	Beauty consulting business;

(62)	Planning, development and sale of bags and bag-like goods;

(63)	Planning, development and sale of food and beverages such as snacks and soft drinks;

(64)	Internet-facilitated information providing services regarding housing loans and automobile loans, etc.;

(65)	Internet-facilitated information search services regarding housing loans and automobile loans, etc.;

(66)	Internet-facilitated acceptance of applications and brokerage services for contracts, and consulting services regarding housing loans and automobile loans, etc.;

(67)	Document preparation business;

(68)	Document delivery business;

(69)	Currency exchange business;

(70)	Intermediary activities concerning domestic and overseas investment;

(71)	Services of providing computer systems to service providers who provide functions for application programs over the Internet;

(72)	Services of providing functions for computer programs over the Internet;

(73)	Development and sale of Internet-facilitated information systems;

(74)	Advancing housing loans and related intermediary activities;

(75)	Credit card business;

(76)	Financial services;

(77)	Credit investigation business;

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(78)	Calculation work;

(79)	General lease business and agent business therefor;

(80)	Record keeping for account receivables and bills;

(81)	Sale and purchase of and intermediary and management activities for various memberships of golf clubs, gyms and resort condominiums, etc., discount coupons, air tickets, boarding tickets, and concerts and other entertainment tickets; and the issue and sale of prepaid cards;

(82)	Collection, processing and sale of information;

(83)	Development, operation, sale and management of information and telecommunication instruments and system software, and intermediary activities therefor;

(84)	Undertakings of appraisal and calculation, and investigations of credit standing in relation to investments or financing;

(85)	Research and planning for investment in shares, bonds and industrial development business;

(86)	Consulting on (i) clerical mechanization and management rationalization, and (ii) efficient utilization of real estate;

(87)	Call center operation;

(88)	Collection, planning and sale of merchandising-related information and materials;

(89)	Acquisition, planning and development of methods for utilization, preservation, use and disposition of intellectual property rights such as copyrights and patent rights, know-how, system technology and other software, and brokerage therefor;

(90)	Movables-related lease business;

(91)	Planning, operation and holding of events;

(92)	Bank agency service;

(93)	Non-life insurance business;

(94)	Life insurance business;

(95)	Businesses incidental to the preceding two items such as agency activities regarding service or clerical work, related to the insurance business of other insurance companies (including foreign insurers) or guarantee of debts;

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(96)	Other than the preceding three items, businesses which a non-life insurance company or a life insurance company may conduct under the Insurance Business Act or other related laws;

(97)	Consulting on, and implementation of, lectures and seminars related to management, international affairs, economy, politics and social issues;

(98)	Distribution services for providing information related to management, international affairs, economy, politics and social issues;

(99)	Undertakings of training for cultivation of human resources;

(100)	Lectures on business administration, economics, human studies, accounting and other studies over the Internet and intra-company information systems, and attendance management, curriculum management, implementation of exams and performance management for the students;

(101)	Planning and operation of events, lectures, study sessions, exams and other events;

(102)	Implementation of training aiming at the development of professional aptitude and ability of human resources;

(103)	Management of schools under the Act on the Special Zones for Structural Reform;

(104)	Conversion of TV programs and know-how regarding education and instruction on business administration, economics, human studies, accounting and other studies into media such as video tapes, compact discs, mini discs, digital video discs, books and internet distribution, and sale thereof;

(105)	Planning, creation, sale and operation of internet distribution and intra-company information systems;

(106)	Planning and sale of know-how regarding education and instruction on business administration, economics, human studies, accounting and other studies;

(107)	Giving advice, instruction and support on the establishment and management of businesses;

(108)	Research, development, operation and consulting on lecture systems using a combination of broadcasting and video tapes, compact discs, mini discs, digital video discs, books, internet distribution with the Internet;

(109)	Research, development, operation and consulting on lecture systems using a combination of communication networks with face-to-face collective education;

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	(110)	Broadcast programming business under the Broadcasting Act;

	(111)	Planning, creation and sale of TV programs;

	(112)	Lease and management of seminar rooms;

	(113)	Travel business;

	(114)	Undertaking of (i) holding of international and domestic conferences, and (ii) planning, preparation and operation of other various events;

	(115)	Consultancy business related to travel, tourism and culture;

	(116)	Sale and brokerage of goods regarding travel;

	(117)	Planning, preparation and consultancy business related to the development of tourist sites;

	(118)	Research and development, design, manufacture, sale, and import and export of pharmaceuticals, medical machines and devices, and medical tools;

	(119)	Telecommunications business under the Telecommunications Business Law; and

	(120)	Any other business activities other than those listed above.

70.	Other businesses incidental or related to any of the preceding paragraphs; and

71.	Any other business activities other than those listed above.

(Location of Head Office)

Article 3	The head office of the Company shall be located in Minato-ku, Tokyo.

(Bodies)

Article 4	The Company shall have the following governing bodies, in addition to a Shareholders Meeting and Directors:

	(1)	Board of Directors;

	(2)	Statutory Auditors;

	(3)	Board of Statutory Auditors; and

	(4)	Accounting Auditors.

(Method of Public Notice)

Article 5	The Company shall use electronic public notice for making its public notices. However, public notices of the Company are published in the Nihon Keizai Shimbun if it is impossible to use electronic public notice due to an accident or any other unavoidable reason.

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CHAPTER II

SHARES

(Total Number of Shares Authorized to be Issued)

Article 6	The total number of shares authorized to be issued by the Company shall be 34,169,000.

(Acquisition of the Company’s Shares)

Article 7	The Company may acquire its own shares through a Board of Directors’ resolution, in accordance with Article 165, Paragraph 2 of the Companies Act, by way of the market transactions and other transactions stipulated in Article 165, Paragraph 1 of the Companies Act.

(Administrator of Shareholder Registry)

Article 8	The Company shall establish an administrator of the Shareholder Registry concerning the handling of shares and share purchase warrants.

2.	The administrator of the Shareholder Registry and its site for the handling of shares and share purchase warrants shall be determined by a resolution of the Board of Directors and announced by public notice.

3.	Preparation and retention of the Company’s Shareholder Registry and the Registry of Share Purchase Warrants, and other matters related to the Company’s Shareholder Registry and the Registry of Share Purchase Warrants shall be delegated to the administrator of the Shareholder Registry, and are not to be conducted by the Company.

(Rules Concerning Handling of Shares)

Article 9	The exercise of rights by the shareholders and the holders of share purchase warrants of the Company, and the handling and any charges regarding shares and share purchase warrants shall be subject to the Rules Concerning Handling of Shares to be determined by the Board of Directors, in addition to laws and regulations or the Articles of Incorporation.

(Record Date)

Article 10	The Company shall treat a shareholder who is stated or recorded in the final Shareholder Registry and who holds voting right(s) on the last day of each business year, as a shareholder who can exercise shareholders’ rights in the Ordinary Shareholders Meeting for that business year.

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CHAPTER III

SHAREHOLDERS MEETING

(Convocation)

Article 11	An Ordinary Shareholders Meeting of the Company shall be convened within three (3) months after the day following the last day of each business year, and an Extraordinary Shareholders Meeting shall be convened from time to time as necessary.

2.	Unless otherwise provided by laws or regulations, a Shareholders Meeting shall be convened by a resolution of the Board of Directors.

(Convenor and Chairperson of the Shareholders Meeting)

Article 12	A Director who is determined in advance by the Board of Directors shall convene the Shareholders Meeting and shall act as the Chairperson at the meeting. If such Director is unable to so act or is absent, then another Director shall act in his or her place in accordance with the order of priority predetermined by the Board of Directors.

(Online Disclosure of Reference Materials for Shareholders Meeting and Other Materials)

Article 13	The Company may, when convening a Shareholders Meeting, disclose information relating to matters to be provided or indicated in the reference materials for a Shareholders Meeting, business reports, financial statements, and consolidated financial statements (including accounting audit reports or audit reports relating to these consolidated financial statements) using the Internet, in accordance with the provisions of the applicable Ordinance of Ministry of Justice.

(Method of Resolution)

Article 14	Unless otherwise provided by laws or regulations or by the Articles of Incorporation, resolutions of the Shareholders Meeting shall be made by a majority of the voting rights of the Shareholders present who are entitled to exercise their voting rights.

2.	A resolution of the Shareholders Meeting under Article 309, Paragraph 2 of the Companies Act shall be made by at least two-thirds (2/3) of the voting rights of the Shareholders present at a meeting where the Shareholders holding at least one-third (1/3) of the voting rights of the Shareholders who are entitled to exercise their voting rights are present.

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(Proxy Vote)

Article 15	A Shareholder may exercise his or her voting rights by proxy through another shareholder who has voting rights in the Company. In this case, the Shareholder or his or her proxy must submit a document proving such authority to the Company at each Shareholders Meeting.

CHAPTER IV

DIRECTORS, REPRESENTATIVE DIRECTOR AND BOARD OF DIRECTORS MEETINGS

(Number of Directors)

Article 16	The Company shall have not more than twenty-two (22) Directors.

(Election of Directors)

Article 17	The Directors of the Company shall be elected by a resolution of the Shareholders Meeting. The resolution shall be made by a majority of the voting rights of the Shareholders present at a meeting where the Shareholders holding at least one-third (1/3) of the voting rights of the Shareholders who are entitled to exercise their voting rights are present.

2.	Cumulative voting for the election of Directors shall not apply.

(Term of Office of Directors)

Article 18	The term of office of a Director shall expire at the close of the Ordinary Shareholders Meeting held in respect of the last business year ending within the one (1) year period following his or her election.

2.	The term of office of a Director elected (i) as a substitute for a Director who retired from office prior to the expiration of the term of office, or (ii) due to an increase in the number of Directors, shall expire at the expiration of the remaining term of office of the other Directors then in office.

(Representative Director)

Article 19	The Representative Director shall be appointed by a resolution of the Board of Directors.

(Board of Directors)

Article 20	A Director determined in advance by the Board of Directors shall convene a meeting of the Board of Directors and shall act as the chairperson of the meeting. If such Director is unable to so act or is absent, then another Director shall act in his or her place in accordance with the order of priority predetermined by the Board of Directors.

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2.	Notice of convocation of a meeting of the Board of Directors shall be sent to each Director and Statutory Auditor at least three (3) days before the scheduled date of such meeting; however, such period may be shortened in cases of urgency, and the convocation procedures may be omitted if the consent of all Directors and Statutory Auditors is obtained.

3.	A resolution of the Board of Directors shall be made by a majority of the Directors present at a meeting where the majority of the Directors entitled to participate in votes are present.

4.	In cases where Directors submit a proposal with respect to a matter which is the purpose of the resolution of a meeting of the Board of Directors, if all Directors who are entitled to participate in votes with respect to such matter manifest their intention to agree to such proposal in writing or by means of electromagnetic records and any Statutory Auditor does not state his or her objections, then it shall be deemed that the resolution to approve such proposal at the meeting of the Board of Directors has been made.

5.	Matters concerning the Board of Directors including the operation thereof shall be as set forth in the Regulations of the Board of Directors to be adopted by the Board of Directors, in addition to being subject to laws and regulations and the Articles of Incorporation.

(Compensation and Other Benefits for Directors)

Article 21	Financial benefits received from the Company as a consideration for the execution of the duties such as compensation and bonuses (“Compensation and Other Benefits”) of Directors shall be determined by a resolution of the Shareholders Meeting.

(Exemption of Liability of Directors)

Article 22	Pursuant to the provision of Article 426, Paragraph 1 of the Companies Act, the Company may exempt Directors (including former Directors) from liabilities as set forth in Article 423, Paragraph 1 of the Companies Act to the extent permissible by laws and regulations, by way of a resolution of the Board of Directors.

2.	Pursuant to the provision of Article 427, Paragraph 1 of the Companies Act, the Company may enter into an agreement with an External Director to the effect that the liability for damages under Article 423, Paragraph 1 of the Companies Act shall be limited; however, the maximum amount of liability under the agreement shall be the higher amount of either the amount not less than one million (1,000,000) yen provided in advance, or the amount as set forth in relevant laws and regulations.

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CHAPTER V

STATUTORY AUDITORS AND BOARD OF STATUTORY AUDITORS

(Number of Statutory Auditors)

Article 23	The Company shall have at least three (3) Statutory Auditors.

(Election of Statutory Auditors)

Article 24	The Statutory Auditors of the Company shall be elected by a resolution of the Shareholders Meeting. The resolution shall be made by a majority of the voting rights of the Shareholders present at a meeting where the Shareholders holding at least one-third (1/3) of the voting rights of the Shareholders who are entitled to exercise their voting rights are present.

(Term of Office of the Statutory Auditors)

Article 25	The term of office of a Statutory Auditor shall expire at the close of the Ordinary Shareholders Meeting held in respect of the last business year ending within the four (4) year period following his or her election.

2.	The term of office of a Statutory Auditor elected as the substitute for a Statutory Auditor who retired from office prior to the expiration of the term of office shall expire at the expiration of the remaining term of office of the Statutory Auditor who retired from office.

(Full-Time Statutory Auditors)

Article 26	The Board of Statutory Auditors shall appoint at least one (1) full-time Statutory Auditor from among the Statutory Auditors.

(The Board of Statutory Auditors)

Article 27	Notice of convocation of a meeting of the Board of Statutory Auditors shall be sent to each Statutory Auditor at least three (3) days before the scheduled date of such meeting; however, such period may be shortened in cases of urgency, and the convocation procedures may be omitted if the consent of all Statutory Auditors is obtained.

2.	Matters concerning the Board of Statutory Auditors including the operation thereof shall be as set forth in the Regulations of the Board of Statutory Auditors to be adopted by the Board of Statutory Auditors in addition to being subject to laws and regulations and the Articles of Incorporation.

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(Compensation and Other Benefits for Statutory Auditors)

Article 28	The Compensation and Other Benefits for Statutory Auditors shall be determined by a resolution of a Shareholders Meeting.

(Exemption of Liability of Statutory Auditors)

Article 29	Pursuant to the provision of Article 426, Paragraph 1 of the Companies Act, the Company may exempt Statutory Auditors (including former Statutory Auditors) from liabilities as set forth in Article 423, Paragraph 1 of the Companies Act to the extent permissible by laws and regulations, by way of a resolution of the Board of Directors.

2.	Pursuant to the provision of Article 427, Paragraph 1 of the Companies Act, the Company may enter into an agreement with an External Statutory Auditor to the effect that the liability for damages under Article 423, Paragraph 1 of the Companies Act shall be limited; however, the maximum amount of liability under the agreement shall be the higher amount of either the amount not less than one million (1,000,000) yen provided in advance, or the amount as set forth in relevant laws and regulations.

CHAPTER VI

ACCOUNTING

(Business Year)

Article 30	The business year of the Company shall commence on April 1 of each year and end on March 31 of the following year.

(Dividends from Surplus, Etc.)

Article 31	Unless otherwise provided by laws or regulations, the Company may implement matters set forth in each item of Article 459, Paragraph 1 of the Companies Act, such as dividends from surplus, by a resolution of the Board of Directors.

2.	The record date for year-end dividends of the Company shall be March 31 of each year.

3.	The record date for interim dividends of the Company shall be September 30 of each year.

4.	In addition to the foregoing two paragraphs, the Company may pay dividends from any surplus by setting a record date.

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(Exercise Period of Dividends from Surplus)

Article 32	The Company shall be released from any obligation to pay dividends from surplus which have not been claimed after the lapse of three (3) full years from the day on which such payment was made available. Furthermore, no interest shall accrue on dividends from surplus.

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(2)	Matters Relating to the Methods for Converting the Consideration for the Exchange into Money

SBI Holdings common stocks are currently traded on the First Section of the Tokyo Stock Exchange and the Osaka Securities Exchange. SBI Holdings common stocks can be traded through ordinary securities companies.

(3)	Matters Relating to the Market Value of the Consideration for the Exchange

The average closing price of SBI Holdings common stock on the First Section of the Tokyo Stock Exchange for the three months prior to the business day before the execution date of the Share Exchange Agreement (October 26, 2011) was 6,669 yen.

For the latest information concerning the market price of the Company’s common stock, please refer to the websites of the Tokyo Stock Exchange (http://www.tse.or.jp/) and the Osaka Stock Exchange (http://www.ose.or.jp/).

5.	Matters Relating to Fairness of the Provisions concerning Stock Options Relating to the Share Exchange

Not applicable.

6.	Financial Statements, etc. for SBI Holdings’ Final Fiscal Year

As set forth in the enclosed “Reference Materials for Shareholders Meeting (Attachment).”

7.	Disposal of Material Assets, Burden of Material Liabilities, and Other Events that May Have a Material Impact on the Status of Corporate Assets Taking Place after the Last Day of the Company’s and SBI Holdings’ Final Business Year

(1)	The Company

None.

(2)	SBI Holdings

Issuance of New Shares

On March 25, 2011, in relation to the listing of Hong Kong Depository Receipts representing shares of SBI Holdings common stock (the “Offered HDRs”) on the Hong Kong Stock Exchange Main Board, the SBI Holdings Board of Directors adopted a resolution authorizing the offering of the Offered HDRs in Hong Kong and other overseas markets (excluding the United States and Canada) (the “HDR Offering”); the issuance and offering of the SBI Holdings common stock represented by the Offered HDRs other than the overallotment portion of the HDR Offering (the “Offered Underlying Shares”) (the “Underlying Shares Offering”); and the issuance and offering of shares of SBI Holdings common stock up to the number of shares of SBI Holdings common stock accounted for by the overallotment portion of the HDR Offering (the “Third-Party Allotment”).

The particulars of the HDR Offering and the Underlying Shares Offering are set forth below. Payment for the Underlying Shares Offering was completed on April 12, 2011.

(i)	Offering Method

An allotment of 1,750,000 shares of the Offered Underlying Shares will be allotted to Daiwa Capital Markets Hong Kong Limited through a third-party allotment. The 1,750,000 shares allotted to Daiwa Capital Markets Hong Kong Limited will immediately be delivered to JP Morgan Chase Bank, N. A. (the “Depository Bank”), which is the depository bank for the Offered HDRs, and will be retained by the Depository Bank as the depository assets for the Offered HDRs. The issuance price for the Offered Underlying Shares (offer price) will be the same as the subscription fee for the Offered Underlying Shares and will be equal to the issuance price of the Offered HDRs multiplied by 10.

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(ii)	Type and Number of Offered Shares (Number of Offered HDRs)

1,750,000 shares of SBI Holdings common stock (17,500,000 HDRs. Investors will receive HDRs in lieu of the Offered Underlying Shares. One HDR represents one-tenth of a common share. In conjunction with the HDR Offering, in consideration of demand and other factors, SBI Holdings will offer an overallotment of up to 2,500,000 additional HDRs representing shares borrowed by Daiwa Capital Markets Hong Kong Limited from SBI Holdings’ shareholders through Daiwa Securities Capital Markets Co., Ltd., and in connection with the overallotment, SBI Holdings will issue to Daiwa Capital Markets Hong Kong Limited up to 250,000 common shares through a third-party allotment.)

(iii)	Issuance Price

HK$777.20/share

(iv)	Total Issuance Amount

HK$1,360,100,000 (14,815 million yen)

(v)	Total Amount Added to Capital

7,407 million yen

(vi)	Use of Funds

SBI Holdings plans to apply the funds to direct investment in promising companies in Japan and other countries and as funds for proprietary investment in funds established with partners in developing countries with growth potential, particularly in Asia, and in domestic funds; SBI Holdings will also apply the funds to investments in financial subsidiaries which use the Internet as their primary channels (including related business subsidiaries) and investments in and financing to overseas financial institutions (including investments made and financing provided through subsidiaries).

The particulars of the Third-Party Allotment are set forth below. Payment for the Third-Party Allotment was completed on May 9, 2011.

(i)	Type and Number of Offered Shares

250,000 shares of SBI Holdings common stock

(ii)	Issuance Price

HK$777.20/share

(iii)	Total Issuance Amount

HK$194,300,000 (2,039 million yen)

(iv)	Total Amount Added to Capital

1,019 million yen

(v)	Subscriber

Daiwa Capital Markets Hong Kong Limited

(vi)	Use of Funds

The use of the funds is the same as that for the Underlying Shares Offering.

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Execution of Share Exchange Agreement

On February 24, 2011, the Boards of Directors of SBI Holdings and SBI VeriTrans Co., Ltd. (“SBI VeriTrans”), a consolidated subsidiary of SBI Holdings, adopted resolutions approving the conversion of SBI VeriTrans to a wholly-owned subsidiary of SBI Holdings through a share exchange and executed a share exchange agreement (the “Share Exchange Agreement” in this section) subject to its approval at the SBI VeriTrans annual shareholders meeting.

Pursuant to the Share Exchange Agreement, a share exchange was executed on August 1, 2011, and SBI VeriTrans became a wholly-owned subsidiary. SBI VeriTrans was delisted on July 27, 2011 (the final trading date was July 26, 2011).

(1)	Particulars of the Business Combination

(i)	Name of the Integrated Company

SBI VeriTrans Co., Ltd.

(ii)	Main Business Activities of the Integrated Company

Settlement processing service business etc.

(iii)	Purpose of the Share Exchange

SBI Holdings determined that the integration of management by converting SBI VeriTrans to a wholly-owned subsidiary will serve to raise its competitiveness and generate extensive synergy effects by efficiently incorporating its EC settlement systems and know-how into the SBI group. This will raise the corporate value of both companies and will enable the creation of business structures that can respond promptly and precisely to changes in the business environment.

(iv)	Legal Format of the Business Combination

Share exchange. Using the simplified share exchange procedures pursuant to Article 796, Paragraph 3 of the Companies Act, SBI Holdings implemented the exchange without obtaining the approval of the SBI Holdings general shareholders meeting.

(v)	Summary of Accounting Treatment

The share exchange was treated as a transaction under common control pursuant to Accounting Standards for Business Combinations (ASBJ Statement No. 21, December 26, 2008) and Guidance on Accounting Standards for Business Combinations and Accounting Standards for Business Divestitures (ASBJ Guidance No. 10, December 26, 2008).

(2)	Share Type and Exchange Ratio

(i)	Share Type

Common stock

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(ii)	Share Exchange Ratio and Method of Calculation

SBI Holdings appointed KPMG FAS Co., Ltd. and SBI VeriTrans appointed Ernst & Young Shinnihon Tax and requested that the respective valuation organization calculate an appropriate share exchange ratio. KPMG FAS Co., Ltd. used the market price analysis method for both companies and performed calculations using the DCF Method for SBI VeriTrans. Ernst & Young Shinnihon Tax used the market price analysis method to perform the calculations for both companies, and in addition, performed calculations by combining the market price analysis method with the comparable company comparison method and the DCF Method. The two companies then conducted careful negotiations and deliberations while making reference to the calculation results and agreed on the share exchange ratio indicated below.

Company	SBI Holdings	SBI VeriTrans
Share exchange ratio	1	4.7

(iii)	Number of Shares Exchanged

Number of shares exchanged: 432,216 shares

(End of document)

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(translation)

Reference Materials for Shareholders Meeting (Attachment)

Financial Statements, etc. of SBI Holdings, Inc.

•	Business Report (from April 1, 2010 to March 31, 2011)

•	Consolidated Balance Sheet (as at March 31, 2011)

•	Consolidated Statement of Operations (from April 1, 2010 to March 31, 2011)

•	Consolidated Statement of Changes in Net Assets (from April 1, 2010 to March 31, 2011)

•	Notes to the Consolidated Financial Statements

•	Balance Sheet (as at March 31, 2011)

•	Statement of Operations (from April 1, 2010 to March 31, 2011)

•	Statement of Changes in Net Assets (from April 1, 2010 to March 31, 2011)

•	Notes to the Financial Statements

•	Audit Report Concerning Consolidated Financial Statements

•	Audit Report Concerning Non-Consolidated Financial Statements

•	Report by the Board of Corporate Auditors

SBI Net Systems Co., Ltd.

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Attachment

Business Report

(April 1, 2010 to March 31, 2011)

I.	GROUP

1.	BUSINESS IN THE CONSOLIDATED FISCAL YEAR ENDED MARCH 31, 2011

(1)	Progress of Business and Results

During the consolidated fiscal year ended March 31, 2011, while Japan’s economic environment remained severe with a continuing high unemployment rate, there were signs of partial recovery as consumer spending strengthened in some segments and corporate performance partially improved primarily among companies positioned to achieve growth overseas, especially Asia. However, the Great East Japan Earthquake in March 2011 caused production and consumption activities to rapidly weaken through the fiscal year-end, and there are serious concerns that the aftermath of the disaster will linger going forward.

Stock market conditions that significantly impact investment and securities-related businesses remained generally weak in Japan although the market began to look upward after hitting the bottom in the second quarter of the fiscal year. After the March earthquake, however, the stock market was considerably shaken and the Nikkei Stock Average as of the fiscal year-end fell 12% year-on-year. Individual stock brokerage trading value declined 16% from a year before. Meanwhile, emerging stock markets with high growth potential remained relatively strong despite showing signs of instability at times caused by global conditions, and there was much activity in terms of new listings on the markets.

In the operating environment surrounding the Internet financial services business, consumers continued to be increasingly aware of the merit in utilizing Internet financial services as they sought the most advantageous conditions available in pursuing financial transactions to protect their livelihood. Consequently, the business remained strong with face-to-face transactions shifting to online transactions. We recognize that the market will demonstrate vigorous growth also going forward despite the intensifying competition expected.

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The Group’s core businesses are the Asset Management Business primarily involving the operation of funds both inside and outside Japan, the Brokerage & Investment Banking Business centered on the securities business, the Financial Services Business offering a wide range of financial services, and the Housing and Real Estate Business mainly involving housing loans and real estate investments. The Group is committed to creating more innovative services and businesses for our customers and investors and maximizing corporate value, which represents the aggregate of customer value, shareholder value, and human capital value.

The performance for the consolidated fiscal year ended March 31, 2011 resulted in net sales of ¥141,081 million (a 13.3% year-on-year increase), operating income of ¥8,932 million (a 160.3% year-on-year increase), ordinary income of ¥3,525 million (a 216.8% year-on-year increase), and net income of ¥4,534 million (a 93.0% year-on-year increase).

Principal Contents of Each Business Segment

-	Asset Management Business

Asset Management Business primarily consists of fund management and investment in Internet technology, biotechnology, environment and energy, and financial-related venture companies inside and outside Japan; these activities are mainly carried out by the Company, SBI Investment Co., Ltd., and SBI CAPITAL Co., Ltd.

-	Brokerage and Investment Banking Business

Brokerage and Investment Banking Business primarily consists of financial businesses, such as entrustment of securities trading, underwriting and offering for sale of IPO shares, offering for subscription or sale of stocks, foreign exchange margin trading, and other financial instrument trading business; these activities are mainly carried out by SBI SECURITIES Co., Ltd. and SBI Liquidity Market Co., Ltd.

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-	Financial Services Business

Financial Services Business primarily consists of a wide range of financial-related businesses, such as property and non-life insurance business, businesses for providing online settlement services for EC business operators, and the provision of information regarding financial instruments; these activities are mainly carried out by the Company, SBI Insurance Co., Ltd., SBI VeriTrans Co., Ltd., and Morningstar Japan K.K.

-	Housing and Real Estate Business

Housing and Real Estate Business primarily consists of developing and trading of investment property, financing business related to the granting of mortgage loans, operating web sites related to the provision of intermediate services, comparisons, and real estate appraisal services; these activities are mainly carried out by the Company, SBI Life Living Co., Ltd., and SBI Mortgage Co., Ltd.

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Outline of Each Business Segment

	(millions of yen)
	Reportable segment
	Asset Management Business	Brokerage & Investment Banking Business	Financial Services Business	Housing and Real Estate Business	Sub-total	Others (Note 2)	Total
Net Sales
Revenue from customers	30,699	45,374	28,364	23,464	127,903	13,178	141,081
Inter-segment revenue	1	2,498	2,165	3	4,669	2,453	7,122
Total	30,701	47,873	30,530	23,467	132,573	15,631	148,204
Segment operating income (loss)	9,577	6,123	(536)	3,370	18,534	(1,832)	16,702

(Note)

1.	Amounts are rounded down to the nearest million Japanese yen.

2.	Business segments classified as “Others” are segments that have been determined to be not reportable and consist of system-related businesses, drug-discovery businesses, and garment businesses.

3.	Differences from the operating income of consolidated statements of operations are as follows.

Total of reportable segments	18,534
Losses of “Others”	(1,832)
Elimination among segments	(1,765)
Headquarters expenses	(6,004)
Operating income of consolidated statements of operations	8,932

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(i)	Asset Management Business

In the Asset Management Business, net sales come from two major business categories, namely the Investment in Securities Business and the Investment Advisory Services/Other Businesses.

(Investment in Securities Business)

The Group invests in venture companies in various industries both inside and outside Japan, such as IT, biotechnology, environment and energy, and financial sectors. Revenues come from two main sources in the investment in securities business: (1) “revenue from operational investment securities”, which is derived from the sale of operational investment securities held for the purpose of securing capital gains, and (2) “fees from funds”, which are revenues composed of fund establishment fees, fund management fees, and success fees. When the Company or its consolidated subsidiaries invest in a fund operated by the Group, all net sales from the funds under the scope of consolidation, including the revenues corresponding to the stakes of other investors, are booked as revenue from operational investment securities.

In the consolidated fiscal year ended March 31, 2011, revenue from operational investment securities increased 68.5% year-on-year to ¥27,127 million. This primarily reflected revenues of overseas funds, such as New Horizon Fund, L.P. Revenue from fees from funds amounted to ¥1,348 million (up 6.1% year-on-year), which primarily reflected management fees from SBI BROADBAND CAPITAL Silent Partnership and the SBI BB Media Investment Limited Partnership.

(Investment Advisory Services and Other Businesses)

Net sales from investment advisory services and other businesses declined 21.0% year-on-year to ¥2,225 million for the consolidated fiscal year ended March 31, 2011. Revenues mainly came from investment trust management fees and interest income from operational loans receivable.

(ii)	Brokerage & Investment Banking Business

Net sales in the Brokerage & Investment Banking Business are derived mainly from brokerage commissions from securities transactions, underwriting and sales fees for initial public offerings, commissions from placement and sales of stock, and net trading income and financial revenue from spreads on foreign exchange margin transactions and the like.

In the consolidated fiscal year ended March 31, 2011, net sales in this business decreased 4.5% year-on year to ¥47,873 million, which was primarily generated by SBI SECURITIES Co., Ltd. and SBI Liquidity Market Co., Ltd.

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(iii)	Financial Services Business

Net sales in the Financial Services Business are composed of revenues generated in the following business components: the Marketplace Business, the Financial Products Business, the Financial Solutions Business, and Other Businesses.

(Marketplace Business)

In this business, the Group operates various finance-related comparison websites such as “InsWeb”, an insurance portal site, and “E-LOAN”, to offer a marketplace of services that enable consumers to search and compare information on financial products and services online. In the consolidated fiscal year ended March 31, 2011, net sales in the Marketplace Business declined 0.6% year-on-year to ¥5,699 million, which were primarily generated by the Company.

(Financial Products Business)

In the Financial Products Business, we provide a wide range of financial products and services including credit card services, comprehensive leasing services, auto loans and guarantee services, management and collection of specified monetary claims, and receipt financing that involves medical care payment receivables factoring and provision of funds. In the consolidated fiscal year ended March 31, 2011, net sales in the Financial Products Business rose 9.9% year-on-year to ¥9,300 million. These revenues were generated by SBI Card Co., Ltd., SBI Lease Co., Ltd., SBI Credit Co., Ltd. (the former G-ONE Credit Services Co., Ltd.), SBI Servicer Co., Ltd., and SBI Receipt Co., Ltd.

(Financial Solutions Business)

In the Financial Solution Business, we mainly provide online settlement services for EC business operators and call center services for financial institutions. In the consolidated fiscal year ended March 31, 2011, net sales in this business rose 50.5% year-on-year to ¥8,309 million. This revenue was primarily generated by SBI VeriTrans Co., Ltd. and SBI Business Support Corp.

(Other Businesses)

In the category of Other Businesses, the Group is primarily engaged in the non-life insurance business, with the Internet being the key service channel, the business of providing online information on evaluations of financial products, particularly investment trusts, and other businesses. Net sales in this category increased 22.6% year-on-year to ¥7,220 million in the consolidated fiscal year ended March 31, 2011. Revenues were mainly generated by SBI Insurance Co., Ltd. and Morningstar Japan K.K.

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(iv)	Housing and Real Estate Business

In the Housing and Real Estate Business, net sales come from the Real Estate Business, the Financial Real Estate Business and the Lifestyle Networks Business.

(Real Estate Business)

In the Real Estate Business, we are primarily engaged in the development and sale of properties for investment purposes, planning and design services associated with investment properties, and advisory services for constructions and real estate. In the consolidated fiscal year ended March 31, 2011, net sales rose 58.2% year-on-year to ¥10,320 million. This was primarily generated by the Company and SBI Life Living Co., Ltd.

(Financial Real Estate Business)

The Financial Real Estate Business involves provision of housing loans and real estate secured loans. Net sales in this business increased 27.8% from the previous consolidated fiscal year ended March 31, 2011 to ¥11,646 million. Revenues primarily come from SBI Mortgage Co., Ltd. and CEM Corporation.

(Lifestyle Networks Business)

In the Lifestyle Networks Business, we are mainly engaged in the operation of websites for online intermediary services and comparison and estimate services. Net sales for the consolidated fiscal year ended March 31, 2011 declined 1.3% year-on-year to ¥1,500 million.

Net sales by reportable business segment as indicated above are before eliminations of intersegment revenues.

(2)	Capital Expenditure

The amount of capital expenditure for the consolidated fiscal year ended March 31, 2011 was ¥6,247 million.

The capital expenditure were mainly made in the following businesses.

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(i)	Brokerage and Investment Banking Business

A capital expenditure was made in the amount of ¥3,196 million focusing on enhancement of existing trading systems and software development to provide new services in order to smoothly respond to the increase in the number of orders caused by the increase in the number of customers as well as to provide the customers with expanded services.

(ii)	Financial Services Business

A capital expenditure was made in the amount of ¥1,806 million focusing on the development of mobile-compliant functions and next generation settlement systems to improve customer satisfaction.

(3)	Financing

In the consolidated fiscal year ended March 31, 2011, the Company procured funds of ¥35,308 million through a public stock offering with a closing date of June 23, 2010. Also, the Company newly issued ¥70,000 million in unsecured short-term bonds under the MTN Program established on March 19, 2009. The Company redeemed ¥110,000 million in unsecured short-term bonds under the MTN Program during the consolidated fiscal year ended March 31, 2011, and the amount outstanding as of March 31, 2011 was ¥70,000 million.

2.	TRENDS IN GROUP PROPERTY AND GAINS (LOSSES)

Classification		10th consolidated fiscal year	11th consolidated fiscal year	12th consolidated fiscal year	13th consolidated fiscal year (consolidated fiscal year ended March 31, 2011)
		April 1, 2007 to March 31, 2008	April 1, 2008 to March 31, 2009	April 1, 2009 to March 31, 2010	April 1, 2010 to March 31, 2011
Net Sales	(millions of yen)	222,567	130,922	124,541	141,081
Ordinary income	(millions of yen)	35,687	37	1,112	3,525
Net income	(millions of yen)	4,228	(18,375)	2,350	4,534
Net income per share	(yen)	376.63	(1,232.48)	140.30	236.09
Total assets	(millions of yen)	1,219,247	1,079,233	1,229,939	1,293,606
Net assets	(millions of yen)	387,766	419,338	428,615	456,982
Net assets per share	(yen)	21,438.08	21,129.47	21,424.02	19,610.64

(Note) The	numbers in brackets represent losses.

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3.	IMPORTANT PARENT COMPANY AND SUBSIDIARIES

(1)	Relationship with Parent Company

Not Applicable

(2)	Important Subsidiaries

Business Segment	Business Description	Name	Ownership Ratio of Voting Rights or Investment Ratio (%) (Note 1)
Asset Management Business	Management and operation of investment partnerships	SBI Investment Co., Ltd.	100.0
		SBI BROADBAND CAPITAL Co., Ltd.	100.0
		SBI CAPITAL Co., Ltd.	100.0
	Investment in venture companies inside and outside Japan	SBI Capital Solutions Co., Ltd.	100.0
		SBI BROADBAND FUND No.1	38.3
		LIMITED PARTNERSHIP	(0.3)
		SBI BB Mobile Investment LPS	35.3
			(0.9)
		SBI Value Up Fund No.1 Limited Partnership	49.8 (6.5)
		SBI VEN HOLDINGS PTE. LTD.	100.0
		SBI KOREA HOLDINGS CO., LTD.	100.0
	Investment advisory and other businesses
Brokerage & Investment Banking Business	Securities related businesses	SBI Asset Management Co., Ltd.	100.0
		SBI SECURITIES Co., Ltd.	100.0
		SBI Liquidity Market Co., Ltd.	100.0
		SBI Japannext Co., Ltd. (Note 2)	47.4
			(10.4)
Financial Services Business	Financial products business	SBI Card Co., Ltd.	97.8
		SBI Lease Co., Ltd.	100.0
	Financial solutions business	SBI VeriTrans Co., Ltd. (Note 3)	43.2
	Other businesses	SBI Insurance Co., Ltd.	65.5
		Morningstar Japan K.K. (Note 4)	49.6
Housing and Real Estate Business	Real estate business	SBI Life Living Co., Ltd.	68.2
	Financial real estate business	SBI Mortgage Co., Ltd.	98.0 (16.0)
		CEM Corporation	79.7
			(57.1)
Other	Lifestyle networks business System-related business, pharmaceutical business and other	SBI Life Living Co., Ltd.	68.2
		SBI Net Systems Co., Ltd.	81.0
			(9.6)
		SBI ALApromo Co., Ltd.	76.8
			(30.8)

(Note)

1.	In the “Ownership Ratio of Voting Rights or Investment Ratio” column, the investment ratio is presented for investment partnerships, etc. and the ownership ratio of voting rights for other subsidiaries. The numbers in brackets represent the indirect ownership ratio included.

2.	SBI Japannext Co., Ltd. is a company accounted for under the equity method.

3.	The Company and SBI VeriTrans Co., Ltd. executed a share exchange agreement on February 24, 2011 to make SBI VeriTrans Co., Ltd. our wholly-owned subsidiary. SBI VeriTrans Co., Ltd. will become our wholly-owned subsidiary on August 1, 2011 subject to a resolution at the ordinary general meeting of shareholders of SBI VeriTrans Co., Ltd.

4.	Morningstar Japan K.K. executed a share exchange with Gomez Consulting Co., Ltd. to make Gomez Consulting Co., Ltd. its wholly-owned subsidiary on April 22, 2011.

5.	From the fiscal year ended March 31, 2011, SBI ALApromo Co., Ltd. was added to, and SOFT TREND CAPITAL Corp., Softbank Internet Fund, Gomez Consulting Co., Ltd., Autoc one K.K., SBI Business Support Corp. and HOMEOSTYLE Inc. were excluded from, the important subsidiaries of the Company.

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4.	MANAGEMENT ISSUES

The Group has completed the creation of a business structure in Japan as a comprehensive financial conglomerate centered on Internet-based financial services. Overseas, the Group has been rapidly expanding its investment business and establishing an investment framework primarily in Asian countries with remarkable growth. Going forward, we will aggressively promote further expansion of our overseas investment business and provide local foreign financial institutions we invest in with innovative know-how about Internet financial services fostered through our businesses in Japan. By doing so, we expect to become a comprehensive financial group that can make contributions globally with a focus in Asia.

The Company became the first listed company in Japan to be listed on the Main Board market of the Hong Kong Exchanges and Clearing on April 14, 2011. We will maximize this opportunity to enhance our credibility and recognition in Asia to further develop the Group’s businesses.

In Japan, we will accelerate growth as a provider of diverse low-cost, high-quality financial products and services by effectively taking into account the growing sentiment among consumers to cut back on their spending and the increased use of the Internet for executing various financial transactions, and we will also further encourage synergistic effects among businesses we have developed in the Group.

In the Asset Management Business, we recognize as a high priority the expansion of our investments in emerging countries, primarily in Asia, and the establishment of an effective investment system. The Company will pursue setting up funds jointly with our leading local partners while monitoring the economic conditions of such countries as we continue to push establishment and penetration of our global network. We pursue private equity investment by identifying targets and concentrating our investments in growth areas with the aim of contributing to developing industries while benefiting from high investment performance. In the future, the Group will continue to invest in four key areas of IT, biotechnology, environment and energy, and finance. In the financial sectors, we will transfer the know-how of the Group and pursue direct investment in overseas financial institutions by which we can expect to enhance the value of corporations we invest in. The Group will also invest in and finance corporations of varying sizes and in different phases of development through operating buy-out and mezzanine funds. In undertaking these business activities, the Group will strive for further growth by continuing to aggressively utilize the resources both inside and outside of the Group and heightening the performance of the funds we operate as we swiftly improve the corporate value of companies we invest in.

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In the Brokerage & Investment Banking Business, we will aim to achieve greater growth even in the unstable environment of the Japanese stock markets. SBI SECURITIES Co., Ltd. will continue to expand its overseas product lineups and strengthen foreign exchange transactions and further enhance its call center operations that receive high recognition from evaluating agencies in heightening its service level even more. We will also promote integration of “online” and “real” channels and actively make use of the intermediary business to continue expanding the face-to-face channel while achieving effective cost reductions. Furthermore, with the aim of maximizing synergies within the financial conglomerate, the Company will take a firmer grip on financial companies in the Group, in particular on SBI Sumishin Net Bank, Ltd., to develop the Group’s Internet-based one-stop financial service system. In the consolidated fiscal year ended March 31, 2011, the highly public PTS (proprietary trading system) operated by SBI Japannext Co., Ltd. realized a considerable increase in trading value. Going forward, we will aim to handle greater trading value by primarily increasing participants and improving liquidity. SBI Liquidity Market Co., Ltd., which began operation in November 2008, provides liquidity and market infrastructure for FX transactions to SBI SECURITIES Co., Ltd. The firm will make improvements to the transaction environment, enhance liquidity, as well as provide services to parties outside of the Group with the aim of further diversifying sources of revenue in this business.

In the Financial Services Business, we established SBI Sumishin Net Bank, Ltd., SBI Insurance Co., Ltd., and other new companies in 2007 and 2008 for undertaking new businesses in our aim to build an earning structure that does not depend solely on stock markets. It is our key objective to further develop these businesses by encouraging stronger synergistic effects among Group companies. In the Marketplace Business centered on operation of comparison websites such as “InsWeb”, an insurance portal site, and “E-LOAN”, we must continue to expand our service lineups including enhancing content and improving functions. Additionally, in striving for higher growth, we see a need to push development of Morningstar Japan K.K., which continues to expand its services and channels offered, supported by growing asset management needs, and SBI VeriTrans Co., Ltd., which has begun moving ahead with its Chinese business against a backdrop of expansion in the EC and credit card markets.

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In the Housing and Real Estate Business, we will pursue real estate development while monitoring market conditions, through making efforts to capture business opportunities and to diversify and stabilize revenues. In the financial real estate category, SBI Mortgage Co., Ltd. has established its own brand as a provider of housing loans with low, all-term fixed interest rates. We will continue to enhance “SBI Money Plaza”, a franchise-based face-to-face channel to continue attracting customers and increasing loan drawdowns. In the lifestyle networks business category under this Business, we are determined to focus our efforts in operating brokering sites to provide useful, attractive services that assist consumers at every stage and for every major event in their lives.

With a view to taking a big step forward in our overseas business activities by further encouraging synergies among companies within the Group, we will pursue our “Pentagon Management” strategy for the financial services business as follows.

1.	Position businesses from the Group’s financial business ecosystem as five core businesses, namely securities, banking, non-life insurance, life insurance, and payment settlement services

2.	Aim for exponential growth of the overall Group by driving interactions and encouraging synergistic effects among core businesses

3.	With each of the core businesses in the center, place related companies and businesses as support functions around the businesses, and persist in promoting synergies among the core business to differentiate the Group from competing companies and to stretch growth

4.	Expand SBI Money Plaza and other “real” channels nationwide as the infrastructure business that accelerates growth of the five core businesses and promote harmony between “online” and “real” channels, and simultaneously provide a selection of competitive products to customers by taking a “neutral position” regardless of being inside or outside the Group to become “Japan’s largest financial products distributor”

5.	Transfer the systems and know-how of the Group’s core businesses accumulated in Japan to emerging countries in accordance with those countries’ phase of economic development to develop the financial services business in those countries

Furthermore, in July 2010, the Group launched a concept called the “Brilliant Cut Initiative”.

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In this initiative, the Group companies and businesses are modeled on the facets of a diamond, namely a “58 brilliant-cut diamond”, known to be the brightest and the most beautiful with each of the facets giving the best shine when cut this way. The 58 major companies and business entities of the Group’s business ecosystem reflect the 58 facets of a brilliant-cut diamond, which together shine most beautifully as one. With the aim of reflecting the most brilliant shine as a Group, we will pursue the “brilliant-cut” initiative in shifting our management emphasis from the traditional group-wide expansion to profitability.

Under the “brilliant-cut” strategy, we will pursue the following three basic policies in the next three years.

Companies and businesses in the black:

Further expand profits through the pursuit of mutual synergies

Companies and businesses in the red:

Aim to be in the black within the next three years (for companies newly founded in the future, in three years after establishment) by making effective use of Group resources and more aggressively pursuing Group-wide synergies

*	Any company or business not expected to be in the black will be liquidated sold as a general rule.

—	New establishments: With the exception of companies currently in the process of being founded, no new company will be established

—	Acquisition: Limited only to profitable companies and cases that can be expected to promote strong synergies with the existing companies in the Group’s business ecosystem

The Group recognizes that continuous enhancement of human resources is an essential Group-wide initiative. It has become increasingly important to secure highly competent individuals that support the rapid expansion of our businesses and to continue developing the skills of our employees. For this purpose, we have been exerting greater efforts in hiring excellent individuals who are willing to share the management philosophy of the Group as well as recruiting university graduates to secure human capital for passing on the Group’s unique corporate culture from one generation of employees to the next. The initiative of recruiting university graduates that began in April 2006 has resulted in individuals with the potential to advance to senior executive positions already contributing strongly in key positions of the organization. We will continue to secure highly competent and global-oriented human resources and promote career development of our staff in pursuing perpetual growth and development of the Group.

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5.	PRINCIPAL BUSINESS DESCRIPTION OF THE GROUP (as of March 31, 2011)

Comprehensive financial services with the Asset Management Business, Brokerage & Investment Banking Business, Financial Services Business and Housing and Real Estate Business as core businesses

6.	PRINCIPAL PLACE OF BUSINESS OF THE GROUP (as of March 31, 2011)

Tokyo:	The Company and headquarters of the important subsidiaries

Hong Kong:	SBI Hong Kong Co., Limited

Singapore:	SBI VEN CAPITAL PTE. LTD.

7.	EMPLOYEES OF THE GROUP (as of March 31, 2011)

Business Segment	Number of Employees
Asset Management Business	174
Brokerage & Investment Banking Business	635
Financial Services Business	1,363
Housing and Real Estate Business	363
Other	710
Company-wide (Common)	152
Total	3,397

(Note)

1.	The number of employees represents the number of employed workers and is stated in relation to each business segment.

2.	The number of employees increased by 349 over the previous year mainly due to SBI Credit Co., Ltd.’s becoming a consolidated subsidiary and the increase of employees of SBI Business Support Corp. and SBI Insurance Co., Ltd.

3.	The company-wide (common) employees belong to the administrative or other divisions of the Company.

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8.	PRINCIPAL LENDER (as of March 31, 2011)

Lender	Loan of Balance (millions of yen)
Mizuho Corporate Bank, Ltd.	35,930
Syndicate loan for which Mizuho Corporate Bank, Ltd. is an arranger	23,500

9.	POLICY ON DETERMINATION OF DIVIDENDS FROM SURPLUS

The Company will make decisions regarding distributions to the shareholders based on a comprehensive view of consolidated business performance and other factors including the Group companies.

With respect to dividends from surplus, the basic profit distribution policy of the Company is to target a payout ratio of 20% to 50% of its consolidated net income on a once annual year-end dividend payment. Based on a general rule to provide a dividend of at least 20%, the Company will aim to increase the payout ratio up to 50% if it decides, based on comprehensive consideration taking into account projections of future business conditions, that a higher distribution is possible while securing sufficient retained earnings for sustainable growth.

In accordance with this policy, the ordinary dividend per share for the consolidated fiscal year ended March 31, 2011 was set at ¥100. In addition, a dividend of ¥20 commemorating our listing on the Hong Kong Exchanges and Clearing in April 2011 (listing of Hong Kong Depository Receipts sourced by the shares of common stock of the Company on the Main Board of the Hong Kong Exchanges and Clearing) was decided, resulting in an annual dividend of ¥120 per share as at the end of the consolidated fiscal year.

II.	COMPANY

1.	SHARES (as of March 31, 2011)

(1)	Total Number of Shares Authorized for Issue	34,169,000 shares

(2)	Total Number of Outstanding Shares	19,944,018 shares (including 14,621 shares of treasury stock)

(3)	Number of Shareholders	191,631 shareholders

(4)	Major Shareholders

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Major Shareholder	Number of Shares Held shares	Percentage of Shares Held %
CBNY-ORBIS FUNDS	1,747,538	8.7
CBNY-ORBIS SICAV	1,198,102	6.0
Japan Trustee Services Bank, Ltd. (Trust account)	894,578	4.4
The Master Trust Bank of Japan, Ltd. (Trust account)	755,375	3.7
BNY GCM CLIENT ACCOUNT J PRD AC ISG (FE-AC)	517,817	2.5
Merrill Lynch Japan Securities Co., Ltd.	406,412	2.0
SAJAP	376,628	1.8
UBS AG LONDON A/C IPB SEGREGATED CLIENT ACCOUNT	328,191	1.6
Yoshitaka Kitao	323,626	1.6
BARCLAYS BANK PLC SUB-ACCOUNT BARCLAYS CAPITAL SECURITIES LIMITED SBL/PB	303,539	1.5

(Note) The	percentage of shares held is calculated upon deducting the treasury stock.

(5)	Other Important Matters Concerning Shares

The Company has issued 3,112,000 new shares through a public stock offering with a closing date of June 23, 2010.

2.	SHARE OPTIONS

(1)	Delivery of share options as consideration for the execution of duties and held by the Company officers (as of March 31, 2011)

Not Applicable

(2)	Delivery of share options to employees as consideration for the execution of duties during the fiscal year ended March 31, 2011

Not Applicable

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3.	COMPANY OFFICERS

(1)	Directors and Corporate Auditors (as of March 31, 2011)

Position	Name	Responsibilities and Other Significant Concurrent Offices Held
Representative Director and CEO	Yoshitaka Kitao

Representative Director and Chairman of SBI SECURITIES Co., Ltd.

Representative Director and CEO of SBI Investment Co., Ltd.

Director and Chairman of Gomez Consulting Co., Ltd.

Director and CEO of Morningstar Japan K.K.

Director and CEO of SBI VeriTrans Co., Ltd.

Director of SBI VEN HOLDINGS PTE. LTD.

Director and CFO	Yasutaro Sawada	Director of SBI Hong Kong Co., Limited Representative Director and Chairman of SBI Net Systems Co., Ltd.

Director and Executive Officer	Kenji Hirai	Director and CFO of SBI Investment Co., Ltd. General Manager of Overseas Business Administration Dept., Overseas Business Div. Director of SBI VEN HOLDINGS PTE. LTD.

Director and Executive Officer	Takashi Nakagawa	Director of SBI Hong Kong Co., Limited Representative Director and COO of SBI Investment Co., Ltd. Head of Fund Investments Overseas Business Div.

Director and Executive Officer	Tomoya Asakura	Representative Director and COO of Morningstar Japan K.K.

Director and Executive Officer	Takashi Okita	Representative Director, Executive Officer, and COO of SBI VeriTrans Co., Ltd. Representative Director and Co-CEO of SBI Research Co., Ltd. Representative Director and CEO of SBI Navi Co., Ltd.

Director and Executive Officer	Noriaki Maruyama	Representative Director and COO of SBI Mortgage Co., Ltd.

Director and Executive Officer	Shumpei Morita	Representative Director and President of SBI Business Solutions Co., Ltd. Outside Corporate Auditor of Gomez Consulting Co., Ltd.

Director	Taro Izuchi	Representative Director and President of SBI SECURITIES Co., Ltd.

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Position	Name	Responsibilities and Other Significant Concurrent Offices Held
Director	Hiroyoshi Kido	Representative Director and President of SBI Insurance Co., Ltd.

Director	Noriyoshi Kimura	Executive Officer and CTO of SBI Sumishin Net Bank, Ltd.

Director	Hiroshi Tasaka	Representative Director of SophiaBank Outside Director of LAWSON, INC. Professor of Tama University Graduate School Special Advisor to the Cabinet

Director	Masaki Yoshida	Representative Director and President of YOSHIDAMASAKI INC. Representative Director and Chairman of Watanabe Entertainment Co., Ltd. Outside Director of Giga Media Inc.

Director	Kiyoshi Nagano	Outside Corporate Auditor of Shin-Etsu Chemical Co., Ltd.

Director	Keiji Watanabe	Independent Outside Director of ASAHI KOGYOSHA CO., LTD. Outside Director of Funai Zaisan Consultants Co., Ltd.

Director	Takeshi Natsuno	Director of PIA Corporation Director of DWANGO Co., Ltd. Outside Director of SEGA SAMMY HOLDINGS INC. Outside Director of transcosmos inc. Outside Director of GREE, Inc.

Director	Akihiro Tamaki	Auditor of Essentia Co., Ltd. Representative Director of SiFA Co., Ltd. Outside Corporate Auditor of Avex Group Holdings Inc.

Standing Corporate Auditor	Susumu Watanabe

Corporate Auditor	Ryujiro Shimamoto	Outside Standing Corporate Auditor of SBI Sumishin Net Bank, Ltd. Corporate Auditor of SBI Lease Co., Ltd.

Corporate Auditor	Atsushi Fujii	Outside Corporate Auditor of SBI SECURITIES Co., Ltd. Corporate Auditor of SBI Investment Co., Ltd.

Corporate Auditor	Minoru Tada	Outside Standing Corporate Auditor of SBI SECURITIES Co., Ltd.

(Note)	1.	Directors Kiyoshi Nagano, Keiji Watanabe, Takeshi Natsuno, and Akihiro Tamaki are Outside Directors.

	2.	Corporate Auditors Susumu Watanabe and Ryujiro Shimamoto are Outside Corporate Auditors.

	3.	Corporate Auditors Susumu Watanabe, Ryujiro Shimamoto, and Minoru Tada have long years of experience in financial institutions, and Corporate Auditor Atsushi Fujii is qualified as a certified public accountant. All of these Corporate Auditors have a considerable degree of knowledge regarding finance and accounting.

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(2)	Remuneration of Directors and Corporate Auditors

(i)	Total Amount of Remuneration for the Fiscal Year ended March 31, 2011

Classification	Number of Officers Paid		Amount of Remuneration
Directors (Outside Directors included)	16 officers (4 officers	)	¥190 million (¥45 million	)
Corporate Auditors (Outside Corporate Auditors included)	3 officers (2 officers	)	¥22 million (¥12 million	)
Total (Outside Officers included)	19 officers (6 officers	)	¥213 million (¥57 million	)

(Note)	The amount of remuneration of Directors does not include employee remuneration for any director who concurrently serves as an employee.

(ii)	Total Amount of Executive Remuneration Received by Outside Officers from Subsidiaries

The total amount of remuneration received as an officer by the Outside Corporate Auditors from subsidiaries for which they concurrently serve as an officer in the fiscal year ended March 31, 2011 amounts to ¥1 million.

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(3)	Matters Regarding Outside Officers

(i)	Relationship between the companies for which the Outside Officers hold significant concurrent offices and the Company

Position	Name	Significant Concurrent Office
Director	Kiyoshi Nagano	Outside Corporate Auditor of Shin-Etsu Chemical Co., Ltd.

Director	Keiji Watanabe	Independent Outside Director of ASAHI KOGYOSHA CO., LTD. Outside Director of Funai Zaisan Consultants Co., Ltd.

Director	Takeshi Natsuno	Director of PIA Corporation Director of DWANGO Co., Ltd. Outside Director of SEGA SAMMY HOLDINGS INC. Outside Director of transcosmos inc. Outside Director of GREE, Inc.

Director	Akihiro Tamaki	Auditor of Essentia Co., Ltd. Representative Director of SiFA Co., Ltd. Outside Corporate Auditor of Avex Group Holdings Inc.

Standing Corporate Auditor	Susumu Watanabe

Corporate Auditor	Ryujiro Shimamoto	Outside Standing Corporate Auditor of SBI Sumishin Net Bank, Ltd. Corporate Auditor of SBI Lease Co., Ltd.

(Note)	1.	SBI Lease Co., Ltd. is a subsidiary of the Company.

	2.	SBI Sumishin Net Bank, Ltd. is an affiliate of the Company.

	3.	There is no transaction or other relationship to be noted between other companies in which concurrent offices are held and the Company.

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(ii)	Principal Activities in the Fiscal Year Ended March 31, 2011

-	Attendance at the meetings of the Board of Directors and the Board of Corporate Auditors

		Meeting of Board of Directors (held 15 times)		Meeting of Board of Corporate Auditors (held 12 times)
		Number of Times Attended	Attendance Rate	Number of Times Attended	Attendance Rate
Director	Kiyoshi Nagano	11 times	91%	—	—
Director	Keiji Watanabe	11 times	91%	—	—
Director	Takeshi Natsuno	14 times	93%	—	—
Director	Akihiro Tamaki	10 times	83%	—	—
Standing Corporate Auditor	Susumu Watanabe	14 times	93%	12 times	100%
Corporate Auditor	Ryujiro Shimamoto	15 times	100%	12 times	100%

(Note)	1.	In addition to the meetings of the Board of Directors above, there were 2 written resolutions which are deemed to be resolutions of the Board of Directors in accordance with Article 370 of the Companies Act and Article 20 of the Company’s Articles of Incorporation.

	2.	Directors Kiyoshi Nagano, Keiji Watanabe, and Akihiro Tamaki appointed as a Director on June 29, 2010.

		Meetings of the Board of Directors were held 12 times on and after June 29, 2010 and the attendance ratio for the above directors represents the percentage against the number of times the meetings were held on and after that date.

-	Statements at meetings of the Board of Directors and the Board of Corporate Auditors

Directors Kiyoshi Nagano, Keiji Watanabe, Takeshi Natsuno, and Akihiro Tamaki have, as Outside Directors, asked questions from time to time regarding matters to be reported or resolved and offered opinions as necessary from an external point of view at the meetings of the Board of Directors they attended.

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Corporate Auditors Susumu Watanabe and Ryujiro Shimamoto have sufficiently fulfilled their auditing function by expressing their opinions from the perspective of whether the Directors’ performance of their duties and the decision-making process for resolutions of the Board of Directors are appropriate and based on reasonable and accurate understanding of facts during proceedings at the meetings of the Board of Directors. Also, they have made reports and actively offered opinions for every proceeding at the meetings of the Board of Corporate Auditors.

(iii)	Outline of Contracts for Limitation of Liability

The Company has executed contracts for limitation of liability with Outside Directors Kiyoshi Nagano, Keiji Watanabe, Takeshi Natsuno, and Akihiro Tamaki to limit liability under Article 423, Paragraph 1 of the Companies Act to the extent of the higher amount of either ¥1,000,000 or the minimum liability amount stipulated by laws and regulations under Article 427, Paragraph 1 of the Companies Act and Article 22, Paragraph 2 of the Company’s Articles of Incorporation.

4.	ACCOUNTING AUDITOR

(1)	Name Deloitte Touche Tohmatsu LLC

(2)	Amount of remuneration of Accounting Auditor for the Company’s fiscal year ended March 31, 2011

¥86 million

(3)	Total amount of money and other property benefits to be paid by the Company and subsidiaries to Accounting Auditor

¥349 million

(Note)	1.	Since the audit agreement between the Company and the Accounting Auditor does not clearly distinguish between the amount of remuneration for auditing under the Companies Act and the amount of remuneration for auditing under the Financial Instruments and Exchange Act and it is also not possible to substantially distinguish between them, the amount in (2) above represents the total amount.

	2.	The Company paid the Accounting Auditor consideration for services relating to listings on the Main Board of the Hong Kong Exchanges and Clearing, which are services other than those set out in Article 2, Paragraph 1 of the Certified Public Accountant Act.

	3.	Six important subsidiaries of the Company are audited by auditors other than the Accounting Auditor of the Company.

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(4)	Policy on Determination of Removal or Disapproval of Reappointment

Upon obtaining the consent of, or based on a request from, the Board of Corporate Auditors, the Board of Directors shall make the removal or disapproval of reappointment of the Accounting Auditor a purpose of the general meeting of shareholders if the execution of duties of the Accounting Auditor is interfered with or in any other case where it is deemed necessary.

If the Accounting Auditor is deemed to fall under any item of Article 340, Paragraph 1 of the Companies Act, the Board of Corporate Auditors will remove the Accounting Auditor by consent of all Corporate Auditors. In that case, the Corporate Auditors elected by the Board of Corporate Auditors shall report the removal of the Accounting Auditor and the reason therefor at the first general meeting of shareholders convened after the removal.

5.	FRAMEWORKS FOR ENSURING PROPER EXECUTION OF BUSINESS OPERATIONS

Details of resolutions by the Board of Directors concerning frameworks in place at the end of the business year ended March 31, 2011 for ensuring that the Directors execute their duties in compliance with laws, regulations, and the Articles of Incorporation and for ensuring that other business operations of the Company are properly executed are set out below.

(1)	Framework for Ensuring Execution of Duties by Directors and Employees are in Compliance with Laws and Regulations and Articles of Incorporation

(i)	The Representative Director of the Company is responsible for making all managers and employees aware of the importance of compliance with laws and regulations, as well as ethical standards. Compliance and ethics are both vital aspects of operating within the Company’s Management Philosophy and Corporate Vision.

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(ii)	The Company facilitates close communication among the Directors, supervises the performance of the Representative Director, and prevents violations of laws, regulations, and the Articles of Incorporation by holding regular monthly meetings of the Board of Directors in accordance with the Board of Directors Regulations and by holding other extraordinary meetings of the Board of Directors as necessary.

(iii)	Following a resolution by the Board of Directors, the Company appoints a Director to be responsible for compliance matters, establishes a Compliance Department that is directly managed by that Director, and causes that Director and department to identify compliance-related issues and problems relating to the Company. In addition, following a resolution by the Board of Directors the Company establishes an Internal Audit Department. The Internal Audit Department is an organizational unit independent from all business administration divisions and administrative divisions that comprehensively and objectively evaluates the appropriateness of the Company’s internal management structure, which involves compliance with laws and regulations, the appropriateness of operations and the proper management of internal controls, among other responsibilities. Also, recommendations are provided and follow-up measures are taken for the purpose of seeking improvement with respect to issues uncovered as a result of internal audits. Audits are conducted with the help of employees and, if necessary, external specialists.

The results of individual internal audits are reported promptly after completion of audits, and reports are provided to the Board of Directors through the Representative Director more than once every six months, in addition to regular reports to Corporate Auditors.

(iv)	The Company has established a Whistleblower System for submitting reports directly to the Internal Audit Department and the Corporate Auditors, allowing Directors and employees to provide information concerning violations at the Company of laws, regulations, and the Articles of Incorporation as well as important facts discovered involving compliance.

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(2)	Framework for Data Storage and Management Relating to Execution of Duties by Directors

(i)	The Company has, following a resolution by the Board of Directors, established document management regulations and stores and manages data relating to the execution of duties by the Directors by entering or recording that data on written documents or electromagnetic recordings (“Documents”).

(ii)	Directors and Corporate Auditors may access Documents at any time.

(3)	Regulations for Managing Risk of Loss and Other Similar Frameworks

(i)	The Company appoints a Director to be in charge of risk management in accordance with risk management and group risk management regulations established by the Board of Directors and has established the Risk Management Department to identify and properly evaluate and manage risks that may impede the execution of business operations or the attainment of our Management Philosophy and Corporate Vision.

(ii)	If any management crisis comes to light, then the Company deals with that crisis in accordance with the Company’s crisis management regulations by (a) establishing a task force led by the Director responsible for risk management and (b) facilitating a structure that enables timely and appropriate sharing of information relating to the management crisis among the Director responsible for risk management, the managers in charge of the Risk Management Department, the General Affairs and Human Resources Departments, the Corporate Communications Departments, and the Legal and Compliance Departments, and other Directors and employees who require that information.

(4)	Framework for Ensuring the Efficient Execution of Duties by Directors

(i)	The Company determines allocation of duties following a resolution by the Board of Directors and clarifies the division of roles among the Directors.

(ii)	The Company facilitates a data system that enables appropriate and prompt decision-making.

(iii)	In principle, the Company holds regular monthly meetings of the Board of Directors and other extraordinary meetings of the Board of Directors as necessary, and in addition to solving problems that arise in each division in a timely and appropriate manner, makes the Directors aware of know-how gained from the problems solved. By doing so, the Company seeks to streamline execution of duties that Directors are responsible for while also streamlining operations throughout the Company as a whole.

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(5)	Framework for Ensuring Proper Execution of Business Operations in Corporate Group Consisting of the Company and Subsidiaries

(i)	Compliance conferences are held to provide an opportunity to exchange information about compliance for the entire corporate group. These gatherings identify compliance issues and problems, and confirm that business operations are conducted properly. The Director in charge of compliance and the Compliance Department hold these conferences along with compliance officers from companies belonging to the corporate group. These compliance conferences are promptly convened when a request for convocation is made from a company belonging to the corporate group.

(ii)	If the Directors discover any material violation of laws, regulations, or the Articles of Incorporation or any other important facts relating to compliance with regard to a company belonging to the corporate group, they report this information to the Company’s Corporate Auditors, and the Corporate Auditor who takes receipt of that report notifies the corporate auditor of the company in relation to which those important facts were discovered.

(6)	Framework Relating to Employees Assisting Duties of Corporate Auditors When Appointment of Those Employees is Requested by Corporate Auditors, and Matters Relating to Independence from Directors of Those Employees

When requested by a Corporate Auditor, the Company appoints, for a period determined in consultation with that Corporate Auditor, an employee who is nominated by the Internal Auditing Department as having knowledge that enables that employee to assist with the Corporate Auditor’s duties independent of the Directors’ chain of command. In this case, the opinions of the Corporate Auditor are respected with regard to personnel changes and evaluation in relation to that employee.

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(7)	Framework for Reporting by Directors and Employees to Corporate Auditors and Framework for Other Types of Reporting to Corporate Auditors

(i)	The Directors report to the Corporate Auditors in a timely and accurate manner when the Directors come to know of any of the following:

(a)	any matter likely to cause significant damage to the Company;

(b)	any important matter relating to management;

(c)	any important matter relating to internal auditing;

(d)	any material violation of laws, regulations, or the Articles of Incorporation; or

(e)	any other matter judged an important matter by the Directors.

(ii)	The Directors will provide the Corporate Auditors with prompt and detailed explanations of the matters (a) through (d) above when requested by the Corporate Auditors and must not refuse such a request unless the Directors have reasonable grounds for doing so.

(iii)	The Company has established a Whistleblower System for submitting reports directly to the Corporate Auditors, enabling Directors and employees to provide information concerning violations of laws, regulations, and the Articles of Incorporation as well as important facts discovered involving compliance.

(8)	Other Frameworks for Ensuring that Corporate Auditors Effectively Execute Audits

(i)	The Company will cause the Company’s Representative Director to hold regular meetings with the Corporate Auditors for the purpose of sharing information regarding management-based issues and problems and, as necessary, facilitates sharing of information between Corporate Auditors and the Internal Auditing Department with the Accounting Auditor.

(ii)	The meetings described in (8)(i) above are promptly convened by the Company when a request for convocation is made by a Corporate Auditor.

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Details concerning the Group’s basic philosophy regarding exclusion of anti-social organizations and the implementation status of this philosophy are set out below.

With regard to measures for the exclusion of anti-social organizations, the Group declares in its code of conduct its intent to resolutely defy anti-social organizations and promotes awareness of this initiative by distributing, and by posting on the Company’s intranet, manuals for dealing with anti-social organizations in accordance with the “Guidelines for Enterprises to Prevent Damage Caused by Antisocial Forces”.

In addition the Company has facilitated an internal framework for strengthening collaborative efforts by establishing a department for carrying out anti-social organization exclusion initiatives and by sharing knowledge with the police, centers for eliminating anti-social organizations, lawyers, and other external professional institutions.

Efforts are also made to increase awareness of the requirement to cut off relationships with anti-social organizations, by carrying out training for managers and employees in the Group.

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CONSOLIDATED BALANCE SHEET

SBI Holdings, Inc. (the “Company”) and Consolidated Subsidiaries

(collectively the “Group”)

(Amounts are rounded down to the nearest millions of Japanese Yen)

As at 31 March 2011
Assets
Current assets
Cash and deposits	150,268
Notes and accounts receivable-trade	10,658
Leases receivable and lease investment assets	16,166
Short-term investment securities	292
Cash segregated as deposits	347,865
Operational investment securities	141,881
Allowance for investment losses	(9,108)
Operational loans receivable	27,905
Real estate inventories	16,812
Trading instruments	2,701
Margin transaction assets	250,399
Loans on margin transactions	229,301
Cash collateral pledged for securities borrowings on margin transactions	21,098
Short-term guarantee deposits	5,235
Deferred tax assets	14,243
Others	57,473
Allowance for doubtful accounts	(4,017)

Total current assets	1,028,779

Non-current assets
Property and equipment
Buildings	12,668
Furniture and fixtures	1,426
Land	10,908
Others	3,427

Total property and equipment	28,431

Intangible assets
Software	13,378
Goodwill	126,297
Others	567

Total intangible assets	140,244

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As at 31 March 2011
Investments and other assets
Investment securities	53,378
Deferred tax assets	12,830
Others	36,108
Allowance for doubtful accounts	(12,066)

Total investments and other assets	90,250

Total non-current assets	258,926

Deferred charges
Stock issuance costs	152
Bonds issuance costs	32
Deferred operating costs under Article 113 of the Insurance Business Act	5,715

Total deferred charges	5,900

Total assets	1,293,606

Liabilities
Current liabilities
Short-term loans payable	97,164
Current portion of long-term loans payable	12,147
Current portion of bonds payable	70,060
Accrued income taxes	4,574
Advances received	1,953
Margin transaction liabilities	143,757
Borrowings on margin transactions	70,386
Cash received for securities lending on margin transactions	73,370
Loans payable secured by securities	61,797
Guarantee deposits received	309,134
Deposits from customers	37,819
Accrued expenses	3,202
Deferred tax liabilities	3,219
Provision for bonuses	79
Other provisions	448
Others	35,237

Total current liabilities	780,597

Non-current Liabilities
Bonds payable	540
Long-term loans payable	31,366
Deferred tax liabilities	424
Provision for retirement benefits	69
Other provisions	861
Others	17,567

Total non-current liabilities	50,828

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As at 31 March 2011
Statutory reserves
Reserve for financial products transaction liabilities	5,196
Reserve for price fluctuation	0

Total statutory reserves	5,197

Total liabilities	836,623

Net assets
Shareholders’ equity
Capital stock	73,236
Capital surplus	236,920
Retained earnings	88,073
Treasury stock	(246)

Total shareholders’ equity	397,983

Accumulated other comprehensive income (loss)
Unrealized losses on available-for-sale securities	(3,902)
Deferred losses on hedges	(239)
Foreign currency translation adjustments	(3,012)

Total accumulated other comprehensive income (loss)	(7,155)

Stock acquisition rights	11
Minority interests	66,142

Total net assets	456,982

Total liabilities and net assets	1,293,606

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CONSOLIDATED STATEMENT OF OPERATIONS

SBI Holdings, Inc. and Consolidated Subsidiaries

(Amounts are rounded down to the nearest millions of Japanese Yen)

Year ended 31 March 2011 (From 1 April 2010 to 31 March 2011)
Net sales	141,081
Cost of sales	67,535

Gross profit	73,546

Selling, general and administrative expenses	64,613

Operating income	8,932

Non-operating income
Interest income	402
Dividend income	191
Share of results of affiliates	163
Others	429

Total non-operating income	1,186

Non-operating expense
Interest expense	2,705
Amortization of stock issuance costs	50
Amortization of bond issuance costs	90
Amortization of deferred operating costs under Article 113 of the Insurance Business Act	952
Foreign exchange losses	1,349
Others	1,445

Total non-operating expense	6,593

Ordinary income	3,525

Extraordinary income
Gains on sales of investment securities	7,584
Reversal of allowance for doubtful accounts	68
Reversal of statutory reserves	2,022
Gains on the changes in interests in consolidated subsidiaries and equity method investees	63
Others	279

Total extraordinary income	10,018

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Year ended 31 March 2011 (From 1 April 2010 to 31 March 2011)
Extraordinary expense
Losses on retirement of non-current assets	193
Impairment loss	861
Provision of allowance for doubtful accounts	3,848
Provision of statutory reserves	0
Losses on sales of investment securities	66
Losses on valuation of investment securities	556
Losses on the changes in equity interest in consolidated subsidiaries and equity method investees	23
Losses on disposal of subsidiaries and affiliates	635
Impact from applying the Accounting Standard of Asset Retirement Obligation	501
Others	1,425

Total extraordinary expense	8,113

Income before income taxes	5,430

Income taxes-current	(10,120)
Income taxes-deferred	3,028

Total income taxes	(7,092)
Loss before minority interests	(1,661)
Minority interests in loss	(6,196)

Net income	4,534

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CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

SBI Holdings, Inc. and Consolidated Subsidiaries

(Amounts are rounded down to the nearest millions of Japanese Yen)

Year ended 31 March 2011 (From 1 April 2010 to 31 March 2011)
SHAREHOLDERS’ EQUITY
Capital stock
Balance at the end of previous year	55,284
Changes during the year
Issuance of new stock	17,952

Total changes during the year	17,952

Balance at the end of current year	73,236

Capital surplus
Balance at the end of previous year	218,968
Changes during the year
Issuance of new stock	17,952
Disposal of treasury stock	(0)

Total changes during the year	17,951

Balance at the end of current year	236,920

Retained earnings
Balance at the end of previous year	87,276
Changes during the year
Dividends	(1,676)
Net income	4,534
Decrease through a merger	(224)
Adjustments due to change of scope of consolidation	(1,798)
Adjustments due to change of scope of equity method	(37)

Total changes during the year	797

Balance at the end of current year	88,073

Treasury stock
Balance at the end of previous year	(246)
Changes during the year
Total changes during the year	—

Balance at the end of current year	(246)

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Year ended 31 March 2011 (From 1 April 2010 to 31 March 2011)
Total shareholders’ equity
Balance at the end of previous year	361,282
Changes during the year
Issuance of new stock	35,904
Dividends	(1,676)
Net income	4,534
Decrease through a merger	(224)
Adjustments due to change of scope of consolidation	(1,798)
Adjustments due to change of scope of equity method	(37)
Disposal of treasury stock	(0)

Total changes during the year	36,701

Balance at the end of current year	397,983

Accumulated other comprehensive income (loss)
Unrealized losses on available-for-sale securities
Balance at the end of previous year	(559)
Changes during the year
Net changes other than shareholders’ equity	(3,343)

Total changes during the year	(3,343)

Balance at the end of current year	(3,902)

Deferred gains (losses) on hedges
Balance at the end of previous year	14
Changes during the year
Net changes other than shareholders’ equity	(254)

Total changes during the year	(254)

Balance at the end of current year	(239)

Foreign currency translation adjustments
Balance at the end of previous year	(1,506)
Changes during the year
Net changes other than shareholders’ equity	(1,505)

Total changes during the year	(1,505)

Balance at the end of current year	(3,012)

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Year ended 31 March 2011 (From 1 April 2010 to 31 March 2011)
Total accumulated other comprehensive income (loss)
Balance at the end of previous year	(2,051)
Changes during the year
Net changes other than shareholders’ equity	(5,104)

Total changes during the year	(5,104)

Balance at the end of current year	(7,155)

Stock acquisition rights
Balance at the end of previous year	11
Changes during the year
Net changes other than shareholders’ equity	(0)

Total changes during the year	(0)

Balance at the end of current year	11

Minority interests
Balance at the end of previous year	69,372
Changes during the year
Net changes other than shareholders’ equity	(3,229)

Total changes during the year	(3,229)

Balance at the end of current year	66,142

Total net assets
Balance at the end of previous year	428,615
Changes during the year
Issuance of new stock	35,904
Dividends	(1,676)
Net income	4,534
Decrease through a merger	(224)
Adjustments due to change of scope of consolidation	(1,798)
Adjustments due to change of scope of equity method	(37)
Disposal of treasury stock	(0)
Net changes other than shareholders’ equity	(8,333)

Total changes during the year	28,367

Balance at the end of current year	456,982

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NOTES TO THE CONSOLIDATED FINANCIAL

STATEMENTS SIGNIFICANT ACCOUNTING POLICIES

1.	SCOPE OF CONSOLIDATION

(1)	Number of consolidated subsidiaries and name of major consolidated subsidiaries

•	Number of consolidated subsidiaries: 112

•	Name of major consolidated subsidiaries are listed in “3. IMPORTANT PARENT COMPANY AND SUBSIDIARIES” in the section “I. GROUP” of “Business Report”

As compared with the year ended 31 March 2010, there were 15 additions to and 6 exclusions from the scope of consolidation.

•	Additions - 11 entities were newly established or acquired

-	SBI Global Investment Co., Ltd.

-	SBI-Jefferies Strategic Investments Asia Ltd.

-	SBI-Jefferies Asia Fund L.P.

-	SBI Ven Holdings Korea Co., Ltd.

-	SBI Ven Capital Korea Co., Ltd.

-	SBIH UK Limited

-	SBI Credit Co., Ltd. (G-One Credit Service Co., Ltd. changed its company name to SBI Credit Co., Ltd. on 1 October 2010.) and 4 other entities

•	Additions - 4 entities were newly consolidated due to the Group’s ability to exercise control

-	SBI ALApromo Co., Ltd.

-	SBI VEN CAPITAL PTE. LTD. and 2 other entities

•	Deconsolidation - 2 entities were deconsolidated as a result of mergers

-	E*GOLF Corporation

-	SBI Futures Co., Ltd.

•	Deconsolidation - 3 entities were deconsolidated due to liquidation

-	SBI & TH (Beijing) Investment Advisory Co., Ltd.

-	SBI Incubation Advisory Co., Ltd. and 1 other entity

•	Deconsolidation - 1 entity was deconsolidated due to the adoption of the specific exemption for the small size entities.

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(2)	Name of major non-consolidated subsidiaries and basis for exclusion from scope of consolidation

•	Name of major non-consolidated subsidiaries:

-	Searchina Co., Ltd.

-	SBI Remit Co., Ltd.

-	SBI Phnom Penh Securities Co., Ltd.

•	Basis for exclusion from scope of consolidation

Small size entities of which total assets, sales, and proportional share of net income and retained earnings are considered to be immaterial are excluded from consolidation.

(3)	Name of entities not classified as subsidiaries despite the ownership of 50 percent or more of the voting power of the investees and basis for exclusion from scope of consolidation

•	Name of the entities:

-	NARUMIYA INTERNATIONAL Co., Ltd. and other entities.

•	Basis for exclusion from scope of consolidation

These investments were made with purpose of fostering the development of venture capital portfolio companies. Since the purpose of these venture capital investments was not to control or to exert influence over the entities, the investments were excluded from the scope of consolidation.

2.	APPLICATION OF EQUITY METHOD

(1)	Number of non-consolidated subsidiaries subject to equity method: 1

Name of the entity:

-	SBI Japannext Co., Ltd.

(2)	Number of affiliates accounted for using equity method: 8

Name of major entities:

-	SBI Sumishin Net Bank, Ltd.

-	SOLXYZ Co., Ltd.

-	SBI Investment Korea Co., Ltd. (KOREA TECHNOLOGY INVESTMENT CORPORATION changed its company name to SBI Investment Korea Co., Ltd. on 29 March 2011.)

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As compared with the year ended 31 March 2010, there were 4 additions to and 1 exclusion from the scope of affiliates accounted for using equity method.

•	4 additions due to the increased influence

-	SBI Investment Korea Co., Ltd. and 3 other entities

•	1 exclusion due to the decrease in voting power after selling off its stocks

-	Tozai Asset Management Co., Ltd.

(3)	Name of major non-consolidated subsidiaries and affiliates that are not accounted for using equity method and basis for not applying equity method

•	Name of major entities:

-	Searchina Co., Ltd.

-	SBI Remit Co., Ltd.

-	NEW HORIZON PARTNERS LTD.

•	Basis for not applying equity method

Small size entities of which proportional share of net income and retained earnings are considered to be immaterial individually and collectively are not accounted for using equity method.

(4)	Name of entities not classified as affiliates despite the ownership of 20 percent or more of the voting power of the investee but below 50 percent and basis for not applying equity method

•	Name of major entities:

-	Venture Revitalize Investment, Inc. and other entities

•	Basis for not applying equity method

These investments were made with purpose of fostering the development of venture capital portfolio companies. Since the purpose of these venture capital investments was not to control or to exert influence over the entities, the investments were not accounted for using the equity method.

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3.	SUMMARY OF ACCOUNTING POLICIES

(1)	Valuation method of significant assets

•	Trading instruments

Trading instruments, which are held for the purpose of earning capital gains in the near term, are reported at fair value, with the related unrealized gains and losses included in income.

•	Available-for-sale securities (consist of investment securities and operational investment securities other than investments in funds), which are not classified as trading instruments

Listed securities

Listed securities are measured at fair value, with fair value gains and losses, net of applicable taxes, reported as “unrealized gains (losses) on available-for-sales securities”, a separate component of net assets. The cost of securities sold is determined based on the moving average cost method.

Unlisted securities

Unlisted securities are stated at cost less impairment, determined by the moving average cost method.

Available-for-sale securities held by certain overseas subsidiaries adopting International Financial Reporting Standards are measured at fair value.

•	Investments in funds

For the investments in funds other than those included in the scope of consolidation, the Company’s proportionate share in the net assets of the funds are calculated based on the funds’ annual financial statements or interim financial statements and are presented as “Operational investment securities” (Current assets) or “Investment securities” (Non-current assets).

•	Derivative contracts

Derivative contracts are measured at fair value.

•	Real estate inventories

Real estate inventories are measured at the lower of cost or net realizable value.

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(2)	Depreciation method of depreciable assets

•	Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment by the Company and its consolidated subsidiaries is computed using the declining-balance method over the estimated useful lives of assets while the straight-line method is applied to buildings acquired after 1 April 1998. The range of useful lives is principally from 5 to 50 years for buildings, and from 4 to 20 years for furniture and fixtures. Leased assets were depreciated by using straight-line method over the lease terms with residual value of zero.

•	Intangible assets

Software used for internal purposes is amortized using the straight-line method over the estimated useful life of the software (5 years).

Software for sale is amortized using the straight-line method over the estimated saleable period of the software, which is 3 years or less.

Leased assets were depreciated by using straight-line method over the lease terms with residual value of zero.

(3)	Recognition and measurement of significant provisions and allowances

•	Allowance for investment losses

Allowance for investment losses for operational investment securities and investment securities are provided based on the estimated losses of the investments and the financial condition of the investees.

•	Allowances for doubtful accounts

Allowance for doubtful accounts is provided based on the Group’s past credit loss experience and an evaluation of the recoverability of the outstanding receivables including notes and accounts receivable-trade, operational loans receivable, loans on margin transactions and other loans receivable.

•	Provision for bonuses

Bonuses to employees are accrued at the balance sheet date.

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•	Employees’ retirement benefits

The Group recorded liabilities for employees’ retirement benefits based on the projected benefit obligations and plan assets at the balance sheet date. The liabilities were recognized and measured by assuming all the employees voluntarily retired at the end of the year.

•	Statutory reserve for securities transactions liabilities/financial products transactions

Pursuant to Article 46-5 of the Financial Instruments and Exchange Act, a statutory reserve is provided against possible losses resulting from execution errors related to securities business transactions. The amount is calculated in accordance with Article 175 of the “Cabinet Office Ordinance concerning Financial Instruments Business”.

•	Statutory reserve for price fluctuation

Statutory reserve is provided against possible losses resulting from stock price fluctuations in accordance with Article 115 of the Insurance Business Act.

(4)	Recognition for net sales and cost of sales

•	Net sales and cost of sales

The Group’s net sales primarily consist of revenue from operational investment securities, fees from funds, revenue from real estate business, and revenue from securities transactions. The costs of sales principally consist of the cost of operational investment securities, cost of real estate business, and the related provision of allowance for investment losses, if any.

•	Revenue and cost of operational investment securities

Revenue from operational investment securities includes all of the revenue which is related to or generated by operational investment securities and securities held by funds. Cost of operational investment securities consists of the carrying value on the sale of operational investment securities and securities held by funds, and write down of operational investment securities and securities held by funds.

•	Fees from funds

Fees from funds consist of establishment fees for fund organization, management fees, and success fees from funds which are not within the scope of consolidation and managed by the Group. Management fees from funds are recognized over the period of the fund management agreement. Establishment fees and success fees from funds are recognized when those revenue amounts are determined and the services are provided.

•	Revenue from construction projects

When the total construction revenue, total construction costs and the stage of completion of the contract can be reliably measured at the balance sheet date, the percentage-of- completion method is applied. If the outcome of a construction contract cannot be reliably estimated at the balance sheet date, the completed contract method is applied.

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•	Revenue from securities transactions

Revenue from securities transactions primarily consists of brokerage commissions from securities transactions, fees from underwriting activities and offering of securities for initial public offerings and fees for placements and sales of securities.

•	Revenue from finance lease transactions

Revenue and cost of finance lease transactions are recognized when payments are received.

•	Financial charges and cost of funding

Financial charges and cost of funding, which consist of interest expense for margin trading transactions and costs from repurchase agreement transactions, etc. which are related to the investment banking businesses, are recorded as cost of sales. As for certain consolidated subsidiaries, interest expense other than financial charges is classified as interests related to operating assets (e.g. leases receivable and lease investment assets, etc.) or to non-operating assets. Interest expense (cost of funding) related to operating asset is classified as cost of sales. During the development of a project, interest expense related to long term and large scale real estate development is included in the cost of the real estate inventories.

(5)	Translations of significant assets and liabilities denominated in foreign currencies

Monetary assets and liabilities denominated in foreign currencies are translated into Japanese Yen using the exchange rates at the balance sheet date. The balance sheets of the consolidated foreign subsidiaries are translated into Japanese Yen using their exchange rate as at the balance sheet date except for net assets, which are translated at the historical rates. Revenue and expense accounts of consolidated foreign subsidiaries are translated into Japanese Yen using the average exchange rate of the year. Differences arising from such translation are shown as “Foreign currency translation adjustments”, as a separate component under “Net assets” except for the portion pertaining to the minority shareholders, which is included under “Minority interests” as a separate component under “Net assets”.

(6)	Accounting for significant hedging transactions

Accounting for hedges

The Group applied deferred hedge accounting when certain criteria are met. Foreign currency forward contracts are used to hedge foreign currency exposures in the Group. Receivables, payables and investment securities denominated in foreign currencies are translated at the contracted rates if the forward contracts are qualified for hedge accounting. Interest rate swaps, which are qualified for hedge accounting and met the specific matching criteria, are not remeasured at market value. The differential paid or received under the swap agreements is recognized and included in interest expense or income.

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Hedging instruments and hedged item

a.	Hedging instruments and hedged item

Foreign exchange forward contracts and foreign currency denominated receivables and payables and investment securities.

b.	Hedging instruments and hedged item

Interest rate swap contracts and interest expense for loans and bonds payable.

Hedging policy

a.	For foreign currency-denominated transactions, the foreign currency forward contracts are used to hedge foreign currency exposures in the Group.

b.	For interest expense on borrowing, interest rate swap contract is utilized to mitigate the volatility of interest rates.

Assessment of effectiveness between the hedging instrument and the hedged item

a.	The Group does not assess hedge effectiveness of foreign exchange forward contracts which qualify for hedge accounting and meet specific matching criteria.

b.	The Group assesses hedge effectiveness by comparing the cumulative changes in the fair value of the hedged items and cumulative changes in the hedging instruments during the period from commencement of hedging to the point of assessing effectiveness, based on changes in both amount and others. The Group does not assess hedge effectiveness of interest rate swaps which qualify for hedge accounting and meet specific matching criteria.

(7)	Amortization of goodwill

Goodwill is amortized by straight-line method over the estimated useful life of goodwill. Goodwill is amortized over 20 years when its useful life cannot be reasonably estimated. Immaterial goodwill is charged/credited to consolidated statements of operations when incurred.

(8)	Other significant accounting policies for consolidated financial statements

	Accounting for investments in funds

For the investments in funds categorized as subsidiaries but not within the scope of consolidation, the Company’s proportionate share in the net assets and revenue/expenses of those funds are calculated based on the funds’ annual financial statements or semi-annual financial statements and are presented as “Investment securities” (Non-current assets) and revenue/expenses.

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For the investments in funds held for operational investment purpose, which are not categorized as subsidiaries, the Company’s proportionate share in the net assets and revenue/expenses of those funds are calculated based on the funds’ annual financial statements or interim financial statements and are presented as “Operational investment securities” (Current assets) and revenue/expenses.

For the investment in funds other than those held for operational investment purpose, which are not categorized as subsidiaries, the Company’s proportionate share in the net assets and revenue/expenses of those funds are calculated based on the funds’ annual financial statements or interim financial statements and are presented as “Investment securities” (Non-current assets) and non-operating income/expenses.

‚	Deferred charges

•	Stock issuance costs

Stock issuance costs are amortized over 3 years by using straight-line method.

•	Bond issuance costs

Bond issuance costs are amortized over the bond term by using straight-line method.

•	Deferred operating costs under Section 113 of the Insurance Business Act

The operating costs can be deferred and amortized within 10 years according to section 113 of the Insurance Business Act of Japan.

ƒ	Accounting for consumption tax

The amounts in the Financial Information are presented without consumption or local consumption taxes.

CHANGES IN SIGNIFICANT ACCOUNTING POLICIES

The Group has adopted “Accounting Standard for Asset Retirement Obligation” (ASBJ Statement No. 18 issued on 31 March 2008) and “Guidance for Accounting Standard for Asset Retirement Obligation” (ASBJ Guidance No. 21 issued on 31 March 2008). The operating income and ordinary income was decreased by ¥89 million and the income before income taxes was decreased by ¥591 million for the year ended 31 March 2011 as a result of the change.

The Group has adopted “Accounting Standard for Business Combinations” (ASBJ Statement No.21 issued on 26 December 2008), “Accounting Standard for Consolidated Financial Statements” (ASBJ Statement No.22 issued on 26 December 2008), “Partial amendments to Accounting Standard for Research and Development Costs” (ASBJ Statement No.23 issued on 26 December 2008), “Revised Accounting Standard for Business Divestitures” (ASBJ Statement No.7 (Revised 2008) issued on 26 December 2008), “Revised Accounting Standard for Equity Method of Accounting for Investments” (ASBJ Statement No.16 (Revised 2008) released on 26 December 2008) and “Revised Guidance on Accounting Standard for Business Combinations and Accounting Standard for Business Divestitures” (ASBJ Guidance No.10 (Revised 2008) issued on 26 December 2008).

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ADDITIONAL INFORMATION

Execution of Share Exchange Agreement

The Company and its consolidated subsidiary, SBI VeriTrans Co., Ltd. (“SBI VeriTrans”), announced that at board meetings held on 24 February 2011, their respective boards of directors approved to make SBI VeriTrans a wholly-owned subsidiary of the Company through a share exchange (the “Share Exchange”) subject to approval at SBI VeriTrans’ annual meeting of shareholders, and the two companies executed a share exchange agreement. Outline of the transactions is provided below.

1.	Timetable for the Share Exchange

Record date of the annual shareholders meeting	31 March 2011

Annual shareholders meeting to approve share exchange (SBI VeriTrans)	21 June 2011 (scheduled)

Final trading date (SBI VeriTrans)	26 July 2011 (scheduled)

Share delisting date (SBI VeriTrans)	27 July 2011 (scheduled)

Share exchange date (effective date)	1 August 2011 (scheduled)

Note:	The Company will implement the Share Exchange through the simplified share exchange arrangement pursuant to Article 796, Paragraph 3 of the Companies Act, and consequently, approval from its shareholders is not required.

2.	Share Exchange Ratio

Company Name	The Company (Share Exchange Wholly-Owning Parent Company)		SBI VeriTrans (Share Exchange Wholly-Owned Subsidiary)
Share exchange ratio*[1]	1		4.7
Number of shares to be delivered for the Share Exchange	*	[2]

Note 1: Share Exchange Ratio

For every one share of SBI VeriTrans’ common share, 4.7 shares of the Company’s common share will be allocated and delivered (if any material changes in the various conditions that serve as the basis for the calculations, this share exchange ratio may be subject to change through consultations between the two companies). However, no shares will be allocated for the Share Exchange with respect to the shares of SBI VeriTrans’ common share held by the Company.

Note 2: Number of Shares to be Delivered for the Share Exchange

In the implementation of the Share Exchange, the Company will newly issue and deliver shares of the Company’s common share equal to the total number of shares of SBI VeriTrans’ common share owned by shareholders of SBI VeriTrans (excluding the Company) stated or recorded in the SBI VeriTrans’ shareholder register immediately prior to the Share Exchange coming into effect multiplied by 4.7.

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NOTES TO CONSOLIDATED BALANCE SHEETS

1.	Pledged assets

Pledged assets consisted of the following:

As at 31 March 2011 (millions of Yen)
Cash and deposits	521
Notes and accounts receivable-trade	2,126
Operational investment securities	420
Operational loans receivable	3,206
Real estate inventories	747
Others-current assets	4,593
Buildings	4,570
Land	5,063
Investment securities	1,937

Total	23,188

The assets above were pledged as collateral for short-term loans payable of ¥9,038 million, current portion of long-term loans payable of ¥1,291 million, current portion of bonds payable of ¥60 million, long-term loans payable of ¥8,269 million, and bonds payable of ¥540 million.

2.	Allowance for investment losses deducted directly from assets consisted of the following:

As at 31 March 2011 (millions of Yen)
Investments securities	300

3.	Accumulated depreciation

As at 31 March 2011 (millions of Yen)
Property and equipment	8,074

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4.	Provision for contingent losses

Credit guarantees

Guarantees for the debts owed to other financial institutions in the Group’s credit guarantee business are as follows:

As at 31 March 2011 (millions of Yen)
Guarantee of bank loans	18,234

5.	Statutory reserves

As at 31 March 2011, reserve for the financial products transaction liabilities was provided in accordance with Article 46-5 of Japanese Financial Instruments and Exchange Act. Statutory reserve for price fluctuations was in accordance with Article 115 of the Insurance Business Act.

NOTES TO CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

1.	Class and outstanding number of capital stock

As at 31 March 2011 (shares)
Common shares	19,944,018

2.	Class and number of treasury stock

As at 31 March 2011 (shares)
Common shares	14,621

3.	Dividends

(1)	Dividend paid

Resolution of Board of Directors’ Meeting on 26 May 2010

• Dividend amount	1,676 (millions of Yen)

• Amount per share	100 (Yen)

• Declared date	31 March 2010

• Effective date	14 June 2010

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(2)	Dividend whose declared date belonged to the year ended 31 March 2011, and effective date will be in the year ended 31 March 2012

Resolution of Board of Directors’ Meeting on 27 April 2011

• Dividend amount	2,391 (millions of Yen)

• Amount per share	120 (Yen)

• Declared date	31 March 2011

• Effective date	9 June 2011

4.	Class and number of shares for stock acquisition rights

As at 31 March 2011 (shares)
Common shares	253,918.24

FINANCIAL INSTRUMENTS

1.	Group policy and risk management system for financial instruments

The Group engages in a wide range of financial related businesses, such as investment business, fund management business, securities business, leasing business, loan business, credit card business and insurance businesses, to avoid excessive concentration of risk on specific entities or businesses. To operate these businesses, the Group raises funds by indirect financing such as bank borrowing, direct financing such as bond issuance and equity financing, and transaction with securities financing companies. The Group also considers the market environment and maintains an appropriate strategy for short and long term financing.

The Group and certain consolidated subsidiaries used derivative instruments, including foreign currency forward contracts, interest rate swaps, index futures and foreign currency spot contracts.

The Group entered into foreign currency forward contracts and interest swap transactions primarily to hedge foreign exchange risk and to manage its interest rate exposures on borrowings respectively. The Group does not hold or issue them for speculative purpose. Index futures were mainly daily trading under limited trading scale. Foreign currency spot contracts were entered into for managing the exposures on foreign currency brokerage transactions. The transaction was conducted with individually counterparties based on the Group’s “Position Management Rule.”

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In order to maintain financial strength and appropriate operational procedures, the Company has risk management policies and group risk control rules approved by the Company’s board of directors. Under the policies, the Company assigns a risk management officer who is in charge of risk management and sets up a risk management department. The risk management department monitors the Group’s risk on timely basis, and identifies and analyzes credit risk, market risk, and liquidity risk to manage relevant risks integrally.

2.	Fair value of financial instruments

The tables below present the carrying amounts, the fair value of the financial instruments, and the difference between the carrying amounts and fair value. The tables below do not include assets and liabilities which cannot be measured at fair value due to difficulties in determining fair value (refer to Note 2).

		Carrying amount (millions of Yen)	Fair value (millions of Yen)	Difference (millions of Yen)
(1)	Cash and deposits	150,268	150,268	—
(2)	Notes and accounts receivable-trade	10,658	10,549	(108)
(3)	Leases receivable and lease investment assets	16,166	16,300	134
(4)	Short-term investment securities, operational investment securities and investment securities
	Available-for-sale securities	60,546	60,546	—
	Securities in affiliates	5,068	3,314	(1,753)
(5)	Cash segregated as deposits	347,865	347,865	—
(6)	Operational loans receivable	27,905
	Allowance for doubtful accounts (*1)	(896)

		27,009	28,322	1,312

(7)	Trading instruments
	Trading securities	222	222	—
(8)	Margin transaction assets	250,399	250,399	—
(9)	Short-term guarantee deposits	5,235	5,235	—

	Assets, total	873,441	873,025	(415)

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	Carrying amount (millions of Yen)	Fair value (millions of Yen)	Difference (millions of Yen)
(1) Short-term loans payable	97,164	97,164	—
(2) Accrued income taxes	4,574	4,574	—
(3) Margin transaction liabilities	143,757	143,757	—
(4) Loans payable secured by securities	61,797	61,797	—
(5) Guarantee deposits received	309,134	309,134	—
(6) Deposits from customers	37,819	37,819	—
(7) Bonds payable (*2)	70,600	70,600	—
(8) Long-term loans payable (*3)	43,514	43,537	22

Liabilities, total	768,362	768,385	22

Derivatives (*4)	2,367	2,367	—

(*1) Includes general reserve and specific reserve for operational loans receivable.

(*2) Includes current-portion of bonds payable.

(*3) Includes current-portion of long term loans payable.

(*4) Receivables and payables arising from derivative transactions are stated at net value in the tables above.

NOTES:

1.	Calculation of fair value of financial instruments

Fair values of financial instruments are based on quoted market price. If quoted market price is not available, fair values are calculated with valuation techniques which are considered to be reasonable. As the fair value determination takes variable factors into consideration, such fair values may fluctuate by using different assumptions.

Assets

(1)	Cash and deposits, (5) Cash segregated as deposits, and (9) Short-term guarantee deposits

The fair values are measured at the carrying values as they approximate the carrying values because of their short maturities.

(2)	Notes and accounts receivable-trade

With respect to notes and accounts receivable with short maturities, fair values are measured at the carrying values as they approximate the carrying values.

The fair values of receivables settled over long-term period such as installment sales receivable are measured at the present value of the future cash inflow discounted at the discount rate considering government risk free rates and credit risk rates.

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(3)	Leases receivable and lease investment assets

The fair values of leases receivable and lease investment assets are measured at the present value of the future cash inflow discounted at the discount rate considering government risk free rates and credit risk rates.

(4)	Short-term investment securities, operational investment securities and investment securities and (7) Trading instruments

The fair values of equity securities are measured at the quoted market price of the stock exchange. The fair values of bonds are measured at the quoted market price of the stock exchange or the quoted price provided by financial institutions. The fair values of investment trusts are measured at the price quoted by financial institutions. The fair values of investments in funds are measured at the fair values of partnership net assets based on the Group’s percentage share in the contributed capital, if such fair values are available. Equity securities held by some overseas subsidiaries adopting International Financial Reporting Standards are measured at fair value.

(6)	Operational loans receivable

The fair values of operational loans receivable are measured at the present value of the future cash inflows, which are classified into different types of receivables and discounted at the rate determined by reference to an appropriate index such as a government bond yield adjusted with relevant credit risk.

As the estimated credit losses are provided based on the individual assessment of recoverability of loans receivable held by certain consolidated subsidiaries with corporate restructuring business, the fair values are measured at the carrying values less allowance for doubtful accounts since they approximate the measured values.

(8)	Margin transaction assets

With respect to receivables from customers of margin transaction assets, the fair values are measured at the carrying value as the interest rates of the loans are floating rate and reflect the market interest rate within a short period so that, unless the borrower’s credit condition changes significantly, the fair values are considered to approximate the carrying value.

Of these receivables, the fair values of those without set maturity date due to certain conditions such as the placing of a cap on the amount of loans which do not exceed the value of pledged assets, are measured at the carrying value. Based on the expected repayment term and the terms of interest, the fair values are considered to approximate the book values. With respect to cash deposits as collateral for securities borrowed of margin transaction assets, the fair values are measured at the carrying value as for their short maturities.

Liabilities

The fair values of liabilities other than (7) Bonds payable and (8) Long- term loans payable are measured at the carrying values as they approximate the carrying values because of their short maturities.

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(7)	Bonds payable

With respect to bonds payable with maturity of within one year, the fair values are measured at the carrying values as they approximate the carrying values because of their short maturities.

With respect to bonds payable with maturity of over one year and floating interest rates, the fair values are measured at the carrying value as the interest rates of the debt reflect the market interest rate within a short period and as the credit condition of consolidated subsidiaries that obtained the debt are not expected to change significantly.

(8)	Long-term loans payable

With respect to long-term debt with floating interest rates, the fair values are measured at the carrying value as the interest rates of the debt reflect the market interest rate within a short period and as the credit condition of consolidated subsidiaries that obtained the debt are not expected to change significantly.

With respect to long-term loans payable with fixed rate, the fair values are measured at the present value of the future cash outflows, where the sum of principal and interest at certain intervals, or the sum of principal and interest determined using interest swap rates for which the special hedge accounting treatment is used, is discounted at the discount rate that may be applicable for similar types of debt.

Derivatives

Fair value of foreign currency forward contract was stated on future exchange rate at balance sheet date, whereas fair value of foreign currency spot contracts was based on spot rate at the balance sheet date. Fair value of index futures was based on market closing price at the balance sheet date in each stock market. For certain loans payable for which interest rate swaps were used to hedge the interest-rate fluctuations, the fair values of derivative financial instruments were included in the fair value of loans payable as hedged items.

2.	The following securities were stated at cost because the fair value could not be reliably determined. They were excluded from “Assets-(4) Short-term investment securities, operational investment securities and investment securities” of “Fair value of financial instruments”.

As at 31 March 2011 Classification	Carrying amount (millions of Yen)
Available-for-sale securities	91,543
Investments in subsidiaries and affiliates	38,395

The securities above were unlisted equity securities and investments in funds whose investments were mainly composed of unlisted equity securities.

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NOTES TO PER SHARE INFORMATION

Year ended 31 March 2011 Yen
Net assets per share	19,610.64
Net income per share	236.09

SUBSEQUENT EVENT

On 25 March 2011, the board of directors of the Company, in preparation for the Company’s listing on the main board of the Hong Kong Stock Exchange, approved an offering of depository receipts representing the Company’s common shares (the “HDRs”) in Hong Kong and certain other overseas markets excluding the United States and Canada (the “HDR offering”), the issuance and offering (the “Underlying Share Offering”) of common shares of the Company to be represented by the HDRs excluding common shares for the over-allotment (the “underlying original shares”), and the issuance and offering of common shares up to the number of shares (the “underlying shares”) represented by the over-allotment portion of the HDR offering (the “Over-allotment option”).

The outline of HDR offering and Underlying Share Offering are as stated below. Subsequently on 12 April 2011, the related capital payment of Underlying Share Offering was completed.

1.	Method of offering

The underlying original shares will be issued to Daiwa Capital Markets Hong Kong Limited through a third-party allocation of 1,750,000 shares.

Daiwa Capital Markets Hong Kong Limited will then delivery these shares immediately to JPMorgan Chase Bank, N.A. (the “Depository Bank”)’s account which is the depository bank for the HDR offering. The shares will be held by the depositary bank as the underlying assets of the HDR offering. The issue price (offering price) of the underlying original shares is to be the same as the price to be paid for the shares, which is 10 times the price to be paid in for HDRs.

2.	Class and number of underlying shares offered (Number of HDR offered)

1,750,000 common shares

(17,500,000 HDRs. Investors will receive HDRs in place of the underlying original shares. 1 HDR represents 1/10 of a common share.

Furthermore, accompanied by the HDR offering, depending on the level of demand for the offering, the Company offers an over-allotment of up to 2,500,000 additional HDRs representing shares borrowed by Daiwa Capital Markets Hong Kong Limited from the Company’s shareholder through Daiwa Securities Capital Markets Co. Ltd. In connection with this over-allotment, the Company issues to Daiwa Capital Markets Hong Kong Limited up to 250,000 common shares through a third-party allocation.)

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3.	Issue price

HKD 777.20 per share

4.	Total issue amount

HKD 1.36 billion (14.8 billions of yen)

5.	Total issue amount transferred to capital

Capital stock 7.4 billions of yen

6.	Purpose

The total amount raised through the Underlying Share Offering and the third-party allocation will go towards direct investment in growing companies in and out of Japan, funds established with partners in developing countries mainly in Asia and funds in Japan as self investment fund. The rest will be invested in financial subsidiaries which use the internet as their main channel (and related subsidiaries), as well as provided to overseas financial institutions in the form of investment and financing (including investment and financing made through subsidiaries.)

Notes:    Conversion from Hong Kong dollars to Japanese yen is made at the exchange rate on the payment date.

The outline of the Over-allotment option is as follows:

1.	Class and number of shares offered

250,000 common shares

2.	Issue price

HKD 777.20 per share

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3.	Total issue amount

HKD 194,300,000 (¥2,039 million)

4.	Total issue amount transferred to capital

Capital stock HKD 97,150,000 (¥1,019 million)

5.	Allotee

Daiwa Capital Markets Hong Kong Limited

6.	Purpose

As stated “6. Purpose” in the “Outline of HDR offering and Underlying Share Offering”

Notes:    Payment for the Over-allotment option was completed by Daiwa Capital Markets Hong Kong Limited on 9 May 2011.

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BALANCE SHEET

SBI Holdings, Inc. (the “Company”)

(Amounts are rounded down to the nearest millions of Japanese Yen)

As at 31 March 2011
Assets
Current assets
Cash and deposits	10,903
Accounts receivable-trade	903
Accounts receivable-others	13,839
Real estate for sale	4,792
Real estate for sale in progress	6,244
Operational investment securities	27,210
Allowance for investment losses	(248)
Short-term investment securities	11,000
Prepaid expenses	292
Operational loans receivable	120
Short-term loans receivable	51,875
Deferred tax assets	4,688
Others	5,016
Allowance for doubtful accounts	(1,668)

Total current assets	134,970

Non-current assets
Property and equipment
Buildings	5,218
Furniture and fixtures	250
Vehicles	3
Land	2,757
Construction in progress	76

Total property and equipment	8,306

Intangible assets
Patents	7
Trade mark	24
Software	786
Telephone rights	5

Total intangible assets	824

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As at 31 March 2011
Investments and other assets
Stocks of subsidiaries and affiliates	328,229
Allowance for investment losses	(1,464)
Investments in other securities of subsidiaries and affiliates	49,667
Investment securities	4,173
Investments in subsidiaries and affiliates other than equity securities	41
Long-term loans receivable from subsidiaries and affiliates	2,498
Long-term loans receivable from employees	535
Long-term prepaid expenses	115
Lease and guarantee deposits	1,696
Deferred tax assets	5,376
Others	10

Total investments and other assets	390,880

Deferred charges
Total non-current assets	400,010

Stock issuance costs	152
Bonds issuance costs	221

Total deferred charges	374

Total assets	535,355

Liabilities
Current liabilities
Short-term loans payable	138,768
Current portion of bonds payable	70,000
Accounts payable	857
Accrued expenses	271
Deposits received	223
Others	10

Total current liabilities	210,131

Non-current Liabilities
Asset retirement obligation	114
Long-term deposits received	5,353

Total non-current liabilities	5,468

Total liabilities	215,599

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As at 31 March 2011
Net assets
Shareholders’ equity
Capital stock	73,236
Capital surplus
Legal capital surplus	114,716
Other capital surplus	101,179

Total capital surplus	215,896

Retained earnings
Other retained earnings
Retained earnings brought forward	40,849

Total retained earnings	40,849

Treasury stock	(246)

Total shareholders’ equity	329,734

Valuation and translation adjustments
Unrealized losses on available-for-sale securities	(9,979)

Total valuation and translation adjustments	(9,979)

Total net assets	319,755

Total liabilities and net assets	535,355

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STATEMENT OF OPERATIONS

SBI Holdings, Inc.

(Amounts are rounded down to the nearest millions of Japanese Yen)

Year ended 31 March 2011 (From 1 April 2010 to 31 March 2011)
Net sales	28,191
Cost of sales	16,118

Gross profit	12,072

Selling, general and administrative expenses	7,304

Operating income	4,767

Non-operating income
Interest income	1,781
Dividend income	57
Others	152

Total non-operating income	1,991

Non-operating expense
Interest expense	3,843
Amortization of bond issuance costs	611
Foreign exchange losses	438
Others	512

Total non-operating expense	5,405

Ordinary income	1,353

Extraordinary income
Gains on disposal of investment in subsidiaries and affiliates	16,471
Others	27

Total extraordinary income	16,499

Extraordinary expense
Losses on retirement of non-current assets	43
Losses on disposal of investment in subsidiaries and affiliates	2,078
Losses on valuation of investment in subsidiaries and affiliates	4,918
Losses on valuation of investment securities	26
Others	668

Total extraordinary expense	7,736

Income before income taxes	10,116

Income taxes-current	(4)
Income taxes-deferred	(1,010)

Total income taxes	(1,014)

Net income	9,101

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STATEMENT OF CHANGES IN NET ASSETS

SBI Holdings, Inc.

(Amounts are rounded down to the nearest millions of Japanese Yen)

Year ended 31 March 2011 (From 1 April 2010 to 31 March 2011)
SHAREHOLDERS’ EQUITY
Capital stock
Balance at the end of previous year	55,284
Changes during the year
Issuance of new stock	17,952

Total changes during the year	17,952

Balance at the end of current year	73,236

Capital surplus
Legal capital surplus
Balance at the end of previous year	96,764
Changes during the year
Issuance of new stock	17,952

Total changes during the year	17,952

Balance at the end of current year	114,716

Other capital surplus
Balance at the end of previous year	101,180
Changes during the year
Disposal of treasury stock	(0)

Total changes during the year	(0)

Balance at the end of current year	101,179

Total capital surplus
Balance at the end of previous year	197,944
Changes during the year
Issuance of new stock	17,952
Disposal of treasury stock	(0)

Total changes during the year	17,951

Balance at the end of current year	215,896

Retained earnings
Other retained earnings
Retained earnings brought forward
Balance at the end of previous year	33,424
Changes during the year
Dividends	(1,676)
Net income	9,101

Total changes during the year	7,424

Balance at the end of current year	40,849

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Year ended 31 March 2011 (From 1 April 2010 to 31 March 2011)
Total retained earnings
Balance at the end of previous year	33,424
Changes during the year
Dividends	(1,676)
Net income	9,101

Total changes during the year	7,424

Balance at the end of current year	40,849

Treasury stock
Balance at the end of previous year	(246)

Balance at the end of current year	(246)

Total shareholders’ equity
Balance at the end of previous year	286,405
Changes during the year
Issuance of new stock	35,904
Dividends	(1,676)
Net income	9,101
Disposal of treasury stock	(0)

Total changes during the year	43,328

Balance at the end of current year	329,734

Valuation and translation adjustments
Unrealized losses on available-for-sale securities
Balance at the end of previous year	(4,433)
Changes during the year
Net changes other than shareholders’ equity	(5,546)

Total changes during the year	(5,546)

Balance at the end of current year	(9,979)

Total valuation and translation adjustments
Balance at the end of previous year	(4,433)
Changes during the year
Net changes other than shareholders’ equity	(5,546)

Total changes during the year	(5,546)

Balance at the end of current year	(9,979)

Total net assets
Balance at the end of previous year	281,972
Changes during the year
Issuance of new stock	35,904
Dividends	(1,676)
Net income	9,101
Disposal of treasury stock	(0)
Net changes other than shareholders’ equity	(5,546)

Total changes during the year	37,782

Balance at the end of current year	319,755

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NOTES TO THE FINANCIAL STATEMENTS

SIGNIFICANT ACCOUNTING POLICIES

1.	Valuation method of significant assets

(1)	Stocks of subsidiaries and affiliates

cost determined by the moving-average cost method

(2)	Available-for-sale securities (including operational investment securities)

•	Listed securities

Measured at fair value, with unrealized gains and losses, net of applicable taxes, reported as a separate component of net assets. The cost of securities sold is determined based on the moving average cost method.

•	Unlisted securities

Stated at cost determined by the moving-average cost method

(3)	Investment in Funds

For the investments in funds which are categorized as subsidiaries and consolidated, the Company’s proportionate share in the net assets of those funds are calculated based on the provisional financial statements of the funds as at the Company’s year end and are presented as “investments in other securities of subsidiaries and affiliates” (Non-current assets).

For the investments in funds which are categorized as subsidiaries and not within the scope of consolidation, the Company’s proportionate share in the net assets of those funds are calculated based on the funds’ annual financial statement or semi-annual financial statements and are presented as “investments in other securities of subsidiaries and affiliates” (Non-current assets).

For investment in funds which are not categorized as subsidiaries, the Company’s proportionate share in the net assets of those funds are calculated based on the funds’ annual financial statements or interim financial statements and are presented in “operational investment securities” (Current assets).

Shares of the Company’s subsidiaries and affiliates that are held by funds are included in “Stocks of subsidiaries and affiliates” (Non-current assets) based on the Company’s percentage of shares owned.

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(4)	Real estate inventories for sale

Real estate inventories for sale are stated at cost determined by the specific identification method. Balance sheet account balance is measured at the lower of cost or net realizable value.

(5)	Derivative contracts

Derivative contracts are measured at fair value.

2.	Depreciation method of depreciable assets

(1)	Property and equipment

Property and equipment are stated at cost less accumulated depreciation, while the straight-line method is applied to buildings. The range of useful lives is principally from 5 to 50 years for buildings, from 4 to 20 years for furniture and fixtures, and from 5 to 6 years for vehicles.

(2)	Intangible assets

Intangible assets are amortized using the straight-line method. Software used for internal purposes is amortized using the straight-line method over the estimated useful life of the software (5 years).

3.	Recognition and measurement of significant provisions and allowances

(1)	Allowance for investment losses

Allowance for investment losses for operational investment securities and investment securities are provided based on the estimated losses of the investment and the financial condition of the investees.

(2)	Allowance for doubtful accounts

Allowance for doubtful accounts is provided based on the Company’s past credit loss experience and an evaluation of the recoverability of the outstanding receivables including notes and accounts receivable-trade, and operational loans receivable.

4.	Recognition for net sales and cost of sales

(1)	Net sales and cost of sales

Net sales primarily consist of revenue from operational investment securities, revenue from real estate business, and revenue from dividend income. The costs of sales principally consist of the cost of operational investment securities, provision of allowance for investment losses and cost of real estate business.

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(2)	Revenue and cost of operational investment securities

Revenue from operational investment securities consists of proceeds from the sales of operational investment securities and securities held by funds and interest and dividend income from these securities. Cost of operational investment securities consists of the cost of operational investment securities and securities held by funds, write down of operational investment securities and securities held by funds, and fees related to securities transactions.

(3)	Dividend income

Dividends from subsidiaries and affiliates are recorded as dividend income which is included in net sales in the statement of operations.

5.	Other significant accounting policies for financial statements

(1)	Deferred charges

(a)	Stock issuance costs

Stock issuance costs are amortized over 3 years by using the straight-line method.

(b)	Bond issuance costs

Bond issuance costs are amortized over the bond term by using straight-line method.

(2)	Translations of significant assets and liabilities denominated in foreign currencies

Monetary assets and liabilities denominated in foreign currencies are translated into Japanese Yen using the exchange rates at the balance sheet date. The resulting translation gain or loss is recognized in income.

(3)	Accounting for significant hedging transactions

(a)	Accounting for hedges

Foreign currency forward contracts are used to hedge foreign currency exposures and denominated in foreign currencies are translated at the contracted rates if the forward contracts are qualified for hedge accounting.

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(b)	Hedging instruments and hedged item

(i)	Hedging instruments

Foreign exchange forward contracts

(ii)	Hedged item

Foreign currency-denominated receivables and payables.

There were no foreign currency forward contracts outstanding at the end of the year.

(c)	Hedging policy

For foreign currency denominated transactions, the foreign currency forward contracts are used to hedge foreign currency exposures.

(d)	Assessment of effectiveness between the hedging instruments and the hedged items

The Company does not assess hedge effectiveness of foreign exchange forward contracts which qualify for hedge accounting and meet specific matching criteria.

(4)	Accounting for investments in funds

As for the investments in funds categorized as subsidiaries and are included in the scope of consolidation, the Company’s proportionate share in the net assets and revenue/expenses of those funds are calculated based on the provisional financial statements of the funds as at the Company’s year end and are presented as “Investment in other securities of subsidiaries and affiliates” (Non-current assets) and revenue/expenses. For the investment in funds categorized as subsidiaries but not within the scope of consolidation, the Company’s proportionate share in the net assets and revenue/expenses of those funds are calculated based on the funds’ annual financial statements or semi-annual financial statements and are presented as “Investments in other securities of subsidiaries and affiliates” (Non-current assets) and revenue/expenses. For investment in funds, which are not categorized as subsidiaries, the Company’s proportionate share in the net assets and revenue/expenses of those funds are calculated based on the funds’ annual financial statements or interim financial statements and are presented in “Operational investment securities” (Current assets) and revenue/expenses. The Company’s proportionate share of investments in subsidiaries or affiliates held by funds and related gains/losses from the sale are presented as “Stocks of subsidiaries and affiliates” (Non-current assets) and “Gains/losses on disposal of investment in subsidiaries and affiliates” (Extraordinary income/expense).

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(5)	Accounting for consumption tax

The amounts in the financial statements are presented without consumption or local consumption taxes. Nondeductible consumption taxes are recorded as selling, general and administrative expenses.

(6)	Change in significant accounting policies

The company has adopted “Accounting Standard for Asset Retirement Obligation” (ASBJ Statement No. 18 issued on 31 March 2008) and “Guidance for Accounting Standard for Asset Retirement Obligation” (ASBJ Guidance No. 21 issued on 31 March 2008). The operating income and ordinary income was decreased by ¥8 million and the income before income taxes was decreased by ¥79 million for the year ended 31 March 2011 as a result of the change.

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ADDITIONAL INFORMATION

Execution of Share Exchange Agreement

The Company and its consolidated subsidiary, SBI VeriTrans Co., Ltd. (“SBI VeriTrans”), announced that at board meetings held on 24 February 2011, their respective boards of directors approved to make SBI VeriTrans a wholly-owned subsidiary of the Company through a share exchange subject to approval at SBI VeriTrans’ annual meeting of shareholders, and the two companies executed a share exchange agreement. Outline of the transactions are described in additional information in Notes to the consolidated financial statements.

NOTES TO BALANCE SHEETS

1.	Pledged assets

Pledged assets consisted of the following:

As at 31 March 2011 (millions of Yen)
Stocks of subsidiaries and affiliates	154,592
Investment securities	1,896

The assets above were pledged as collateral for short-term loans payable of ¥80,900 million.

2.	Accumulated depreciation

As at 31 March 2011 (millions of Yen)
Property and equipment	1,515

3.	Contingent Liabilities:

(1)	Guarantees for loans and foreign exchange forward contract of subsidiaries and affiliates	¥2,152 million

(2)	Others

SBI Liquidity Market Co., Ltd. enters into banking cover deals to ensure liquidity in the foreign exchange margin trading. The Company guarantees the current and future obligation relating to this business which SBI Liquidity Market Co., Ltd. owes to counterparties. As at the end of the period, there are no outstanding obligations.

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With respect to the currency margin transaction between SBI Liquidity Market Co., Ltd. and SBI SECURITIES Co., Ltd., a consolidated subsidiary of the Company linked to the foreign exchange margin tradings between SBI SECURITIES Co., Ltd., and its customers, the Company guarantees all obligations which SBI SECURITIES Co., Ltd. owes to SBI Liquidity Market Co., Ltd. As at the end of the period, there are no outstanding obligations.

4.	Assets and liabilities of subsidiaries and affiliates:

As at 31 March 2011 (millions of Yen)
(1) Short-term receivables	77,458
(2) Long-term receivables	2,502
(3) Short-term payables	87,758
(4) Long-term payables	4,821

NOTES TO STATEMENT OF OPERATIONS

Transactions with subsidiaries and affiliates

(millions of Yen)
Sales	18,988
Purchases	3,419
Other transactions	16,848

NOTES TO STATEMENTS OF CHANGES IN NET ASSETS

Class and number of treasury stock

As at 31 March 2011 (shares)

Common shares	14,621

NOTES TO INCOME TAXES

Deferred tax assets are mainly due to losses on valuation of investment securities and tax loss carried forward, while deferred tax liabilities are mainly due to unrealized losses on available-for-sale securities.

NOTES TO LEASED NONCURRENT ASSETS

Other than recorded as noncurrent assets on the balance sheet, the Company uses office furniture and fixtures under finance lease agreements where the ownership is not transferred.

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RELATED PARTY TRANSACTIONS

Transactions with subsidiaries and affiliates

Type	Company name	Ownership (%)	Business or position	Transaction description	Amounts (millions of yen)	Account name	Balance (millions of Yen)
Subsidiary	SBI Investment Co, Ltd	100	Interlocking directors	Finance (*1)	12,800	Short-term loans receivable	8,300
Subsidiary	SBI Incubation Co., Ltd.	100 (Indirect : 79.8)	Interlocking directors	Finance (*1)	15,123	Short-term loans receivable	10,471
Subsidiary	e-Research Inc.	100	Interlocking directors	Underwriting of bond	22,000	Short-term investment securities	11,000
				Borrowing (*1)	9,000	Short-term loans payable	4,500
Subsidiary	SBI Card Co., Ltd.	97.8	Interlocking directors	Capital contribution	6,474	—	—
				Finance (*1)	27,512	Short-term loans receivable	9,066
Subsidiary	SBI Guarantee Co., Ltd.	100	—	Finance (*1)	7,424	Short-term loans receivable	447
Subsidiary	CEM Corporation	79.7 (Indirect : 57.1)	Interlocking directors	Finance (*1)	19,800	Short-term loans receivable	9,800
Subsidiary	SBI Liquidity Market Co., Ltd.	100	Interlocking directors	Borrowing (*1)	5,500	Short-term loans payable	2,000
Subsidiary	SBI KOREA HOLDINGS CO., LTD.	100	Interlocking directors	Capital contribution	7,110	—	—
Subsidiary	SBI VEN HOLDINGS PTE.LTD.	100	Interlocking directors	Capital contribution	11,127	—	—
				Finance (*1)	6,912	Short-term loans receivable	1,382
				Sales of Stocks of subsidiaries and affiliates (*2)	13,474	Accounts receivable-others	13,474
				Sale of operational investment securities (*3)	4,963	—	—
Affiliate	SBI Sumishin Net Bank, Ltd.	50	Interlocking directors	Capital contribution	5,999	—	—
Subsidiary	Alberich LLC	100 (Indirect : 100)	—	Finance (*1)	7,800	Short-term loans receivable	3,890
Subsidiary	SBI SECURITIES Co., Ltd.	100	Interlocking directors	Borrowing (*1)	345,600	Short-term loans payable	80,900
				Pledge of collateral (*4)	156,488	Stocks of subsidiaries and affiliates	154,592
						Investment securities	1,896

Note:

(*1)	The interest rate was determined based on the market interest rate.
(*2)	The sale price of stocks of subsidiaries and affiliates was determined based on the share price calculated by independent third party.
(*3)	The sale price of operational investment securities was determined based on the share price calculated by independent third party.
(*4)	Stocks of subsidiaries and affiliates and investment securities were pledged for short-term loans payable to the subsidiary.

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Transaction with the executives and main individual share holders

Type	Name	Ownership (%)	Business or position	Transaction description	Amounts (millions of Yen)	Account name	Balance (millions of Yen)
Director	Yoshitaka Kitao	(Ownership by the related party) Direct : 1.6	The Company’s Representative and CEO	Sales of Stocks of subsidiaries and affiliates	999	—	—

Note:	The sale price of stocks of subsidiaries and affiliates was determined based on the share price calculated by independent third party.

NOTES TO PER SHARE INFORMATION

Year ended 31 March 2011 Yen
Net assets per share	16,044.40
Net income per share	473.84

SUBSEQUENT EVENT

On 25 March 2011, the board of directors of the Company, in preparation for the Company’s listing on the main board of the Hong Kong Stock Exchange, approved an offering of depository receipts representing the Company’s common shares (the “HDRs”) in Hong Kong and certain other overseas markets excluding the United States and Canada (the “HDR offering”), the issuance and offering (the “Underlying Share Offering”) of common shares of the Company to be represented by the HDRs excluding common shares for the over-allotment (the “underlying original shares”), and the issuance and offering of common shares up to the number of shares (the “underlying shares”) represented by the over-allotment portion of the HDR offering (the “Over-allotment option”).

The outline of HDR offering and Underlying Share Offering are as described in subsequent event in Notes to the consolidated financial statements.

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Audit Report Concerning Consolidated Financial Statements

(TRANSLATION)

Independent Auditors’ Report (certified copy)

INDEPENDENT AUDITORS’ REPORT

18 May 2011

To the Board of Directors of

SBI Holdings, Inc.:

Deloitte Touche Tohmatsu LLC

Designated Unlimited Liability Partner,
Engagement Partner,
Certified Public Accountant:	Kiyoshi Matsuo

Designated Unlimited Liability Partner,
Engagement Partner,
Certified Public Accountant:	Yasuyuki Onaka

Designated Unlimited Liability Partner,
Engagement Partner,
Certified Public Accountant:	Kunikazu Awashima

Pursuant to the fourth paragraph of Article 444 of the Companies Act, we have audited the consolidated financial statements, namely, the consolidated balance sheet as of 31 March 2011 of SBI Holdings, Inc. (the “Company”) and consolidated subsidiaries, and the related consolidated statements of operations and changes in net assets, and the related notes for the fiscal year from 1 April 2010 to 31 March 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

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In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and consolidated subsidiaries as of 31 March 2011, and the consolidated results of their operations for the year then ended in conformity with accounting principles generally accepted in Japan.

As discussed in the Note on subsequent events, at the meeting held on 25 March 2011, the Board of Directors approved new share issuances and related offering of common shares in connection with the secondary listing of the Company’s Hong Kong Depositary Receipts on the Main Board of The Stock Exchange of Hong Kong Limited. The new share issuances through the offering were completed on 12 April

2011 and 9 May 2011.

Our firm and the engagement partners do not have any financial interest in the Company for which disclosure is required under the provisions of the Certified Public Accountants Act.

The above represents a translation, for convenience only, of the original report issued in the Japanese language.

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Audit Report Concerning Non-Consolidated Financial Statements

(TRANSLATION)

Independent Auditors’ Report (certified copy)

INDEPENDENT AUDITORS’ REPORT

18 May 2011

To the Board of Directors of

SBI Holdings, Inc.:

Deloitte Touche Tohmatsu LLC

Designated Unlimited Liability Partner,
Engagement Partner,
Certified Public Accountant:	Kiyoshi Matsuo

Designated Unlimited Liability Partner,
Engagement Partner,
Certified Public Accountant:	Yasuyuki Onaka

Designated Unlimited Liability Partner,
Engagement Partner,
Certified Public Accountant:	Kunikazu Awashima

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Pursuant to the first item, second paragraph of Article 436 of the Companies Act, we have audited the financial statements, namely, the balance sheet as of 31 March 2011 of SBI Holdings, Inc. (the “Company”) and the related statements of operations and changes in net assets, and the related notes for the 13th fiscal year from 1 April 2010 to 31 March 2011, and the accompanying supplemental schedules. These financial statements and the accompanying supplemental schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and the accompanying supplemental schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and the accompanying supplemental schedules referred to above present fairly, in all material respects, the financial position of the Company as of 31 March 2011 and the results of its operations for the year then ended in conformity with accounting principles generally accepted in Japan.

As discussed in the Note on subsequent events, at the meeting held on 25 March

2011, the Board of Directors approved new share issuances and related offering of common shares in connection with the secondary listing of the Company’s Hong Kong Depositary Receipts on the Main Board of The Stock Exchange of Hong Kong Limited. The new share issuances through the offering were completed on 12 April

2011 and 9 May 2011.

Our firm and the engagement partners do not have any financial interest in the Company for which disclosure is required under the provisions of the Certified Public Accountants Act.

The above represents a translation, for convenience only, of the original report issued in the Japanese language.

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Report by the Board of Corporate Auditors

AUDIT REPORT

With respect to the directors’ performance of their duties during the 13th fiscal year (from April 1, 2010 to March 31, 2011), the Board of Corporate Auditors has prepared this audit report after deliberations based on the audit reports prepared by each Corporate Auditor, and hereby reports as follows.

1.	Method and Contents of Audit by Each Corporate Auditor and Board of Corporate Auditors

The Board of Corporate Auditors has established the audit policies, assignment of duties, etc. and received a report from each Corporate Auditor regarding the status of implementation of their audits and results thereof. In addition, the Board of Corporate Auditors has received reports from the Directors and the Accounting Auditor regarding the status of performance of their duties, and requested explanations as necessary.

In conformity with the Corporate Auditors’ auditing standards established by the Board of Corporate Auditors, and in accordance with the audit policies and assignment of duties, etc., each of the Corporate Auditors endeavored to facilitate a mutual understanding with the directors, the internal audit division, and other employees, etc., endeavored to collect information and maintain and improve the audit environment, has attended the meetings of the Board of Directors and other important meetings, received reports on the status of performance of duties from the directors and other employees and requested explanations as necessary, examined important approval/decision documents, and inspected the status of the corporate affairs and assets at the Company’s head office.

Also, each Corporate Auditor monitored and inspected the status of (i) the contents of the Board of Directors’ resolutions regarding the development and maintenance of the system to ensure that the Directors’ performance of their duties described in the Business Report complied with all laws, regulations, and the Articles of Incorporation and other systems set out in Article 100, Paragraphs 1 and 3 of the Ordinance for Enforcement of the Companies Act of Japan as being necessary for ensuring the appropriateness of the corporate affairs of a joint stock company (kabushiki kaisha), and (ii) the systems (internal control systems) based on those resolutions. With respect to internal controls over financial reporting, the Board of Corporate Auditors has received reports regarding assessments and the status of auditing of such internal controls from the Directors, etc. and Deloitte Touche Tohmatsu LLC and requested explanations as necessary. With respect to subsidiaries, each Corporate Auditor endeavored to facilitate a mutual understanding and exchanged information with the directors and corporate auditors, etc. of each subsidiary and received from subsidiaries reports on their respective business as necessary. Based on the above-described methods, each Corporate Auditor examined the business report and the supplementary statements for the relevant fiscal year under consideration.

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In addition, each Corporate Auditor monitored and verified whether the Accounting Auditor maintained its independence and properly conducted its audit, received a report from the Accounting Auditor on the status of their performance of duties, and requested explanations as necessary. Each Corporate Auditor was notified by the Accounting Auditor that it had established a “system to ensure that the performance of the duties of the Accounting Auditor was properly conducted” (the matters listed in the items of Article 131 of the Company Accounting Regulations) in accordance with the “Quality Control Standards for Audits” (Business Accounting Council on October 28, 2005), and requested explanations as necessary. Based on the above-described methods, each Corporate Auditor examined the Non-Consolidated Financial Statements (the balance sheets, the statements of operations, the statements of changes in net assets, and the related notes) and the supplementary statements, and the Consolidated Financial Statements (the consolidated balance sheets, the consolidated statements of operations, the consolidated statements of changes in net assets, and the related consolidated notes) for the fiscal year under consideration.

2.	Results of Audit

(1)	Results of Audit of Business Report, etc.

(i)	We acknowledge that the business report and the supplementary statements fairly present the status of the Company in conformity with the applicable laws, regulations, and the Articles of Incorporation.

(ii)	We acknowledge that no misconduct or material fact constituting a violation of laws, regulations, or the Articles of Incorporation was found with respect to the Directors’ performance of their duties.

(iii)	We acknowledge that the Board of Director’s resolutions with respect to the internal control systems are appropriate. We did not find any matter in the Business Report or the Directors’ performance of their duties concerning the internal control systems that requiring mentioning.

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(2)	Results of Audit of the Non-Consolidated Financial Statements and the Supplementary Statements

We acknowledge that the methods and results of audit performed by the Accounting Auditor, Deloitte Touche Tohmatsu LLC, are appropriate.

(3)	Results of Audit of the Consolidated Financial Statements

We acknowledge that the methods and results of audit performed by the Accounting Auditor, Deloitte Touche Tohmatsu LLC, are appropriate.

May 23, 2011

The Board of Corporate Auditors of SBI Holdings, Inc.
Standing Corporate Auditor
(Outside Corporate Auditor):

Susumu Watanabe	(seal)

Outside Corporate Auditor:

Ryujiro Shimamoto	(seal)

Corporate Auditor:

Atsushi Fujii	(seal)

Corporate Auditor:

Minoru Tada	(seal)

-End-

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(Space for note)

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Location of the Extraordinary Shareholders Meeting

Location:	4-1 Ichigaya-Honmuracho, Shinjuku-ku, Tokyo
Hotel Grand Hill Ichigaya, 2nd Floor, “Shirakaba Higashi” Room
Tel: (03) 3268-0111 (main)

JR Line:	Four-minute walk from Ichigaya Station on the JR Sobu Line
Subway:	Three-minute walk from exit four of Ichigaya Station on the Toei Subway Shinjuku Line

Subway:	Three-minute walk from exit seven of Ichigaya Station on the Tokyo Metro Yurakucho Line and Nanboku Line

Please note that traffic congestion is anticipated on roads and parking lots in the surrounding neighborhoods on the day of the meeting. We recommend that you use public transportation when travelling to the venue.

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